                                                                       EXHIBIT 2








                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             HARKEN ENERGY COMPANY,

                             XEI ACQUISITION CORP.,

                                       AND

                               XPLOR ENERGY, INC.

                                 AUGUST 19, 1999

ARTICLE I   THE MERGER...........................................................................................7

SECTION I.01.  The Merger........................................................................................7

SECTION I.02.  Filing of Certificate of Merger and Related Certificates..........................................8

SECTION I.03.  Effect of Merger..................................................................................8

SECTION I.04.  Merger Consideration..............................................................................8

SECTION I.05.  Payment for Shares in the Merger..................................................................9

SECTION I.06.  Dissenting Shares................................................................................10

SECTION I.07.  Transfer of Shares Immediately Prior to the Effective Time.......................................10

SECTION I.08.  Restricted Legend................................................................................10

SECTION I.09.  Registration Rights..............................................................................11

ARTICLE II   STOCKHOLDER APPROVAL...............................................................................14

SECTION II.01.  Approval of the Stockholders....................................................................14

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................14

SECTION III.01.  Existence and Good Standing....................................................................14

SECTION III.02.  Capitalization.................................................................................14

SECTION III.03.  Corporate Authority............................................................................15

SECTION III.04.  Noncontravention...............................................................................15

SECTION III.05.  Subsidiaries and Investments...................................................................16

SECTION III.06.  Financial Statements...........................................................................16

SECTION III.07.  Undisclosed Liabilities........................................................................17

SECTION III.08.  Books and Records..............................................................................17

SECTION III.09.  Title..........................................................................................17

SECTION III.10.  Independent and Internal Engineering Reports...................................................18

SECTION III.11.  Title to Interests.............................................................................18

SECTION III.12.  Compliance with Leases and Laws; Operation of Assets...........................................19

SECTION III.13.  Equipment......................................................................................21

SECTION III.14.  Contracts, Agreements, Commitments and Other Matters...........................................21

SECTION III.15.  Restrictive Documents and Governmental Consents................................................24

SECTION III.16.  Litigation.....................................................................................24

SECTION III.17.  Taxes..........................................................................................24

SECTION III.18.  Insurance......................................................................................25

SECTION III.19.  Patents, Trademarks, Trade Names, Etc..........................................................25

SECTION III.20.  Compliance with Law............................................................................25

SECTION III.21.  Labor Relations................................................................................26

SECTION III.22.  Employee Benefit Matters.......................................................................26

SECTION III.23.  Absence of Certain Changes or Events...........................................................27

SECTION III.24.  No Brokers' or Other Fees......................................................................28

SECTION III.25.  Copies of Documents............................................................................29

SECTION III.26.  Environmental Matters..........................................................................29

SECTION III.27.  No Affiliate Ownership.........................................................................29

SECTION III.28.  Sale of Production.............................................................................29

SECTION III.29.  Status of Wells................................................................................30

SECTION III.30.  Hedging........................................................................................30

SECTION III.31.  Drilling Obligations...........................................................................31

SECTION III.32.  Royalty Interests..............................................................................31

SECTION III.33.  Seismic Information............................................................................31

SECTION III.34.  Tax Partnerships...............................................................................31

SECTION III.35.  Notes and Accounts Receivable..................................................................31

SECTION III.36.  Full Disclosure................................................................................31

SECTION III.37.  Opinion of Financial Advisor...................................................................32

SECTION III.38.  Disclaimer of Representations and Warranties of the Company....................................32

ARTICLE IV   REPRESENTATIONS OF HARKEN AND SUB..................................................................32

SECTION IV.01.  Existence and Good Standing of Harken...........................................................32

SECTION IV.02.  Existence and Good Standing of Sub..............................................................32

SECTION IV.03.  Corporate Authority.............................................................................32

SECTION IV.04.  Noncontravention................................................................................33

SECTION IV.05.  No Brokers' or Other Fees.......................................................................33

SECTION IV.06.  Capitalization..................................................................................33

SECTION IV.07.  Litigation......................................................................................33

SECTION IV.08.  Copies of Documents.............................................................................33

SECTION IV.09.  Reports with the Securities and Exchange Commission.............................................34

SECTION IV.10.  Harken Common Stock and Warrants................................................................34

SECTION IV.11.  Full Disclosure.................................................................................35

SECTION IV.12.  Books and Records...............................................................................35

SECTION IV.13.  Taxes...........................................................................................35

SECTION IV.14.  Restrictive Documents and Governmental Consents.................................................35

SECTION IV.15.  Title...........................................................................................36

SECTION IV.16.  Harken Independent Engineering Report...........................................................36

SECTION IV.17.  Disclaimer of Representations and Warranties of Harken and Sub..................................36

ARTICLE V    COVENANTS..........................................................................................37

SECTION V.01.  Conduct of Business of the Company and Harken....................................................37

SECTION V.02.  Exclusive Dealing................................................................................37

SECTION V.03.  Review of the Company and Harken; Confidentiality................................................37

SECTION V.04.  Regulatory and Other Filings and Approvals.......................................................38

SECTION V.05.  Reasonable Best Efforts..........................................................................38

SECTION V.06.  Public Announcements.............................................................................38

SECTION V.07.  AMEX Quotation...................................................................................39

SECTION V.08.  Change of Control Payments.......................................................................39

SECTION V.09.  Directors' and Officers' Insurance...............................................................39

SECTION V.10.  Investor Agreement...............................................................................39

SECTION V.11.  Issuance of Securities...........................................................................39

SECTION V.12.  Benefit Plans and Related Matters................................................................39

SECTION V.13.  Resignations.....................................................................................40

ARTICLE VI   CONDITIONS TO HARKEN'S OBLIGATIONS.................................................................40

SECTION VI.01.  Good Standing Certificates; Secretary's Certificate.............................................40

SECTION VI.02.  No Material Adverse Change......................................................................41

SECTION VI.03.  Truth of Representations and Warranties.........................................................41

SECTION VI.04.  Performance of Agreements.......................................................................41

SECTION VI.05.  No Litigation Threatened........................................................................41

SECTION VI.06.  Approvals.......................................................................................41

SECTION VI.07.  Intra-Company Debt..............................................................................41

SECTION VI.08.  Proceedings.....................................................................................42

SECTION VI.09.  Stockholder Approval............................................................................42

SECTION VI.10.  Warrants........................................................................................42

SECTION VI.11.  XPLOR Shareholder Agreement.....................................................................42

SECTION VI.12.  Expense Reimbursement Agreement.................................................................42

SECTION VI.13.  Credit Agreement................................................................................42

ARTICLE VII  CONDITIONS TO THE COMPANY'S OBLIGATIONS............................................................42

SECTION VII.01.  Truth of Representations and Warranties........................................................42

SECTION VII.02.  Approvals......................................................................................43

SECTION VII.03.  No Material Adverse Change.....................................................................43

SECTION VII.04.  No Litigation Threatened.......................................................................43

SECTION VII.05.  Performance of Agreements......................................................................43

SECTION VII.06.  Proceedings....................................................................................43

SECTION VII.07.  Good Standing Certificates; Secretary's Certificate............................................43

SECTION VII.08.  Fairness Opinion...............................................................................44

ARTICLE VIII  SURVIVAL OF REPRESENTATIONS; RECOVERY.............................................................44

SECTION VIII.01.  Non-Survival of Representations...............................................................44

ARTICLE IX    CLOSING...........................................................................................44

SECTION IX.01.  Deliveries at the Closing.......................................................................44

SECTION IX.02.  Time and Place..................................................................................44

ARTICLE X     MISCELLANEOUS.....................................................................................45

SECTION X.01.  Knowledge........................................................................................45

SECTION X.02.  Expenses.........................................................................................45

SECTION X.03.  Governing Law....................................................................................45

SECTION X.04.  Definitions......................................................................................45

SECTION X.05.  Captions.........................................................................................50

SECTION X.06.  Publicity........................................................................................50

SECTION X.07.  Notices..........................................................................................50

SECTION X.08.  Parties in Interest..............................................................................51

SECTION X.09.  Counterparts.....................................................................................51

SECTION X.10.  Entire Agreement.................................................................................51

SECTION X.11.  Amendments.......................................................................................52

SECTION X.12.  Severability.....................................................................................52

SECTION X.13.  Third Party Beneficiaries........................................................................52

SECTION X.14.  Termination of Agreement.........................................................................52

SECTION X.15.  Procedure for Termination........................................................................53

SECTION X.16.  Schedules........................................................................................53

SECTION X.17.  Conspicuous Disclaimers..........................................................................53

EXHIBITS

EXHIBIT A        Certificate of Merger
EXHIBIT B        Certificate of Incorporation
EXHIBIT C        Bylaws
EXHIBIT D        Allocation of Merger Consideration
EXHIBIT E        Form of Warrant
EXHIBIT F        Investor Agreement
EXHIBIT G        Notice of Action by Written Consent and Appraisal Rights

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of August 19, 1999 by and among Harken Energy Corporation, a Delaware corporation ("Harken"), XEI Acquisition Corp., a Delaware corporation ("Sub"), and XPLOR Energy, Inc., a Delaware corporation ("XPLOR" or the "Company"). Harken, the Sub and XPLOR are collectively referred to as the "Parties".

                              W I T N E S S E T H:

         WHEREAS, (i) Sub is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of Harken, (ii) Harken is a corporation organized and existing under the laws of the State of Delaware, and (iii) the Company is a corporation organized and existing under the laws of the State of Delaware;

         WHEREAS, the Board of Directors of Harken, Sub and the Company deem it advisable and in the best interests of their stockholders that the Company become a subsidiary of Harken pursuant to the Merger (as defined in Section I.01) hereinafter provided for, and desire to make certain representations, warranties and agreements in connection with such Merger; and

         WHEREAS, each of the Company and Sub has obtained the necessary stockholder approval of the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION I.01. THE MERGER. (a) Harken has caused Sub to execute and deliver, and the Company has executed and delivered, this Agreement providing for the merger of Sub with and into the Company (the "Merger") and the conversion of the outstanding shares of the 1998 Series A Redeemable Preferred Stock, par value $0.001 per share, and the shares of the 1998 Series B Redeemable Preferred Stock, par value $0.001 per share of the Company (collectively, the "Preferred Stock") as set forth herein. Each outstanding share of Common Stock of the Company, par value $0.001 per share (the "Common Stock"), shall be converted into the right to receive no consideration in the Merger and shall therefore be cancelled and the holders thereof (the "XPLOR Common Stockholders") shall have no further rights therein and no consideration will be paid with respect thereto other than amounts due, if any, pursuant to applicable appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (the "Delaware Statute"). The Company shall be the surviving corporation (the "Surviving Corporation") in the Merger and shall become a wholly-owned subsidiary of Harken. From and after the Effective Time (as defined in Section I.02), the identity and separate existence of Sub shall cease, and the Company shall succeed, without other transfer, to all the rights, properties, assets, debts and liabilities of Sub.

         (b) Harken shall reserve an aggregate of 9,836,066 shares of the common stock, par value $.01 per share, of Harken, (including preferred share purchase rights issuable pursuant to the Rights Agreement, dated April 9, 1998 between Harken and ChaseMellon Shareholder Services, L.L.C., as rights agent, or any other purchase right issued in substitution thereof) (collectively, "Harken Common Stock"), prior to the Merger to permit the delivery of shares of Harken Common Stock to the existing preferred stockholders of the Company (the "XPLOR Preferred Stockholders", and collectively with the XPLOR Common Stockholders, the "XPLOR Stockholders") pursuant to the terms of this Agreement following the Merger. Each of Harken and the Company shall use its commercially reasonable efforts to cause the Merger to be consummated in accordance with the terms of this Agreement.

         SECTION I.02. FILING OF CERTIFICATE OF MERGER AND RELATED CERTIFICATES. Immediately after all conditions to this Agreement have been satisfied or waived, the Parties hereto shall cause to be filed a certificate of merger pertaining to the Merger in substantially the form of Exhibit A hereto (the "Certificate of Merger"), or such other documents necessary to effect the Merger in accordance with the Delaware Statute, and the Merger shall become effective substantially simultaneously in accordance with the terms of this Agreement (such time and date are referred to herein as the "Effective Time").

         SECTION I.03. EFFECT OF MERGER. The Parties agree to the following provisions with respect to the Merger:

                  (a) Name of Surviving Corporation. The name of the Company, as the surviving corporation in the Merger, from and after the Effective Time shall be "XPLOR Energy, Inc.," until changed or amended in accordance with applicable law.

                  (b) Charter Documents. The Restated Certificate of Incorporation and Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as the Certificate of Incorporation and Bylaws of the Sub immediately prior to the Effective Time. Copies of the Amended and Restated Certificate of Incorporation and Bylaws are attached as Exhibit B and C, respectively.

                  (c) Officers and Directors of Surviving Corporation. The officers and directors of Sub immediately prior to the Effective Time will be the officers and directors of the Surviving Corporation.

         SECTION I.04.  MERGER CONSIDERATION.

         (a) At the Effective Time, subject to Section I.06, each share of Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into 0.871442 shares of Harken Common Stock (the "Merger Shares") in the form of certificates representing shares of Harken Common Stock issued by Harken. No fractional shares shall be issued and in no event shall Harken be required to issue in excess of an aggregate of 7,500,000 shares of Harken Common Stock in connection with the Merger other than pursuant to the exercise of Warrants as described below. Each holder of Preferred Stock and the number of shares of Harken Common Stock to be issued to each such holder is set forth on Exhibit D attached hereto.

         (b) At the Effective Time, Harken will issue an aggregate of 2,336,066 warrants exercisable for Harken Common Stock at a per share purchase price of $2.50 per share (the "Warrants," and collectively with the Merger Shares, the "Merger Consideration") to the holders of Preferred Stock as set forth on Exhibit D. The Warrants, a form of which is attached as Exhibit E, will expire eighteen (18) months after the date of issue; provided, however, if during the eighteen (18) months, no twenty (20) consecutive trading day period existed where the average closing price for the Harken Common Stock is greater than the exercise price of the Warrant at such time, then the term of the Warrants will be automatically extended for an additional twelve (12) months. The Warrants shall, in the aggregate, be exercisable for 2,336,066 shares of Harken Common Stock, subject to adjustment as provided therein.

         (c) At the Effective Time, each share of Common Stock and each share of Preferred Stock (collectively, the "Shares") shall, by virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive no Merger Consideration and shall therefore, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such Shares ("XPLOR Stock Certificates") shall thereafter cease to have any rights with respect to such Shares, except the right to receive for each of the shares of Preferred Stock, upon the surrender of such certificates representing such shares of Preferred Stock (the "XPLOR Preferred Stock Certificates") in accordance with Section I.05, the Merger Consideration allocable to such shares as provided in Sections I.04(a) and (b) and the amount of dividends or other distributions related to the Harken Common Stock, if any, with a record date after the Effective Time.

         (d) At the Effective Time, each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall automatically become an equal number of shares of Common Stock.

         SECTION I.05. PAYMENT FOR SHARES IN THE MERGER. The manner of making payment for Shares in the Merger shall be as follows:

         (a) At or promptly after the Effective Time, subject to Section I.08, Harken shall distribute to each holder of Preferred Stock, upon surrender of one or more XPLOR Preferred Stock Certificates for cancellation (or, in lieu thereof, upon presentation of an affidavit stating that the XPLOR Preferred Stock Certificate has been lost or destroyed and an appropriate indemnity bond has been posted), the Merger Consideration due for each share of Preferred Stock represented thereby, if any, in accordance with the provisions of Section I.04. If payment is to be made to a person other than the person in whose name the XPLOR Preferred Stock Certificate surrendered is registered, it shall be a condition of payment that the XPLOR Preferred Stock Certificate so surrendered shall be properly endorsed, with signatures guaranteed or notarized, or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the XPLOR Preferred Stock Certificate surrendered, or such person shall establish to the satisfaction of Harken that such tax has been paid or is not applicable. Notwithstanding the foregoing, no Party hereto shall be liable to a holder of shares of Preferred

Stock for any cash, shares of Harken Common Stock or dividends thereon delivered to a public official pursuant to applicable escheat law. Until surrendered in accordance with the provisions of Section I.05, each XPLOR Preferred Stock Certificate representing shares of Preferred Stock shall represent, for all purposes, only the right to receive the Merger Consideration.

         (b) No dividends or other distributions that are declared after the Effective Time on shares of Harken Common Stock and payable to the holders of record after the Effective Time will be paid to persons entitled by reason of the Merger to receive shares of Harken Common Stock until such persons surrender their XPLOR Preferred Stock Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of Harken Common Stock are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such shares of Harken Common Stock between the Effective Time and the time of such surrender. After such surrender there shall be paid to the person in whose name the shares of Harken Common Stock are issued any dividends or other distributions on such shares of Harken Common Stock which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender and such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. Prior to such person surrendering such person's XPLOR Preferred Stock Certificate or XPLOR Preferred Stock Certificates, such person shall not be entitled to vote or exercise any rights or ownership with respect to the shares of Harken Common Stock held by it from time to time hereunder.

         SECTION I.06. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, in the event that appraisal rights are available in connection with the Merger pursuant to Section 262 of the Delaware Statute, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by the stockholders of XPLOR who did not vote in favor of the Merger and who comply with all of the relevant provisions of
Section 262 of the Delaware Statute (the "Appraisal Shares") shall not be cancelled as provided in Section I.04(c), unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost such right, and such holder's shares of Common Stock shall thereupon be deemed to have been cancelled as provided in Section I.04(c), as of the Effective Time. The Surviving Corporation shall give the XPLOR Stockholders set forth in Section 3.02(a) of the Disclosure Schedule prompt notice of any rights for appraisal by mailing the material as set forth in Exhibit G on or about the Effective Date and taking all appropriate action required of the Surviving Corporation to comply with any demand for appraisal under Delaware law and pursuant to the terms of the Investor Agreement.

         SECTION I.07. TRANSFER OF SHARES IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. No transfers of Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

         SECTION I.08. RESTRICTED LEGEND. The Company acknowledges and agrees that any certificates representing the Merger Shares will bear the following restrictive legend in substantially the following form and a stop-transfer order may be placed against their transfer:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE

         SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER OF SUCH SECURITIES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144.

         The legend set forth above shall be removed and Harken shall issue a certificate without such legend to the holder of Merger Shares upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such holder provides Harken with an opinion of legal counsel, in form, substance and scope reasonably acceptable to Harken to the effect that a public sale or transfer of such Merger Shares may be made without registration under the Securities Act and such Merger Shares are being sold or transferred in accordance with the method described therein as well as all applicable state securities laws, (b) such holder provides Harken with reasonable assurances that such Merger Shares are being sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto), (c) such holder sells its Merger Shares in a transaction registered under the Securities Act, or (d) two years have elapsed from the date hereof and Harken receives an opinion of counsel, in form, substance and scope reasonably acceptable to Harken that the volume limitations in Rule 144(e) do not apply.

         SECTION I.09. REGISTRATION RIGHTS.

         (a) After one year from the date hereof, (i) the holders of a majority of the Merger Shares issued to or held by XP Holdings, L.L.C., its subsidiaries and affiliates and their respective successors and assigns on one hand (the "XP Holdings Group") and (ii) the holders of a majority of the Merger Shares issued to or held by the other XPLOR Preferred Stockholders, their subsidiaries and affiliates and their respective successors and assigns on the other (collectively, the "TCW Investors"), shall each have a collective right by written notice to Harken (a "Demand Notice") to require Harken to file a registration statement (a "Registration Statement") on an appropriate form under the Securities Act registering for resale all of the Merger Shares and any shares issued to date upon the exercise of the Warrants which are held by the group (the "Registrable Securities") which are covered by such Demand Notice. Upon receipt of a Demand Notice, Harken shall use its commercially reasonable efforts to file such Registration Statement and cause it to be declared effective as soon as practicable.

         (b) If at any time during the one (1) year period from the date hereof Harken proposes to file a Registration Statement with respect to an offering of Harken Common Stock (except on Form S-4, Form S-8 or any successor form thereto), for its own account for cash, then Harken shall give written notice of such proposed filing to holders of the Registrable Securities at least fifteen
(15) days before the anticipated filing date (the "Piggyback Notice"). The Piggyback Notice shall offer such holders the opportunity to register all of the Registrable Securities on the Registration Statement (a "Piggyback Registration"). If any holder of Registrable Securities requests such Piggyback Registration, Harken shall, subject to the limitation set forth in Section I.09(c) below, include in the Piggyback Registration the requested number of Registrable Securities.

         (c) If Harken is undertaking a Piggyback Registration, Harken shall use its commercially reasonable efforts to cause the managing underwriters of a proposed underwritten offering of equity securities to include all requested Registrable Securities on the same terms and conditions as any similar equity securities of Harken included therein. Notwithstanding the foregoing, if the managing underwriters of such underwritten offering determine in good faith that the total number of securities that such holders and Harken propose to include in such offering is such as to materially and adversely affect the success of such offering, then the securities to be offered for the account of holders of Registrable Securities or any other holders shall be reduced or limited pro rata in proportion to the respective dollar amounts of securities held by such holder to the extent necessary to reduce the total number of securities to be included in such offering to the amount recommended by such managing underwriters.

         (d) If any shares issued or issuable pursuant to the Warrants held by either the XP Holdings Group or the TCW Investors remain unregistered after such group has exercised its rights pursuant to Section I.09(a) (the "Remaining Warrant Shares"), the holders of a majority of the Remaining Warrant Shares for the XP Holdings Group and the holders of a majority of the Remaining Warrant Shares for the TCW Investors shall each have the right by written notice (a "Warrant Demand Notice") to require Harken to file a Registration Statement on an appropriate form under the Securities Act registering for resale all of the Remaining Warrant Shares (a "Warrant Share Registration") held by such group that have been issued to date and that have not been previously registered pursuant to either Section I.09(a) or (b).

         (e) Harken shall use its reasonable efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission (the "SEC") and any state securities commission as soon as practicable after its filing with the SEC, and to remain effective and current until such time as all of the Registrable Securities included in such Registration Statement are sold pursuant to the Registration Statement (the "Effective Period") and to execute an underwriting agreement in customary form and reasonably satisfactory to Harken and to reasonably assist such sale; provided, however, that (i) any selling stockholder thereunder (a "Selling Stockholder") shall use its reasonable efforts to provide written notice to Harken prior to any sale of Registrable Securities, (ii) Harken shall have no obligation to cause the Registration Statement to remain effective for the benefit of a particular Selling Stockholder if such Selling Stockholder is able to sell all remaining Registrable Securities owned by such Selling Stockholder in compliance with Rule 144 in a single transaction to which the volume limitations of Rule 144(e) do not apply or if such volume limitations are applicable without exceeding such limitations. Harken shall promptly notify the Selling Stockholders, their counsel and the managing underwriters, if any, and confirm such notice in writing (an "Occurrence Notice"), (i) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceeding by any person or entity for that purpose, (ii) of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the related prospectus only), not misleading, and (iii) of Harken's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. Upon receipt of an Occurrence Notice, each

Selling Stockholder shall forthwith discontinue disposition of the Registrable Securities covered by the applicable Registration Statement or prospectus until the earlier to occur of (x) the receipt of such Selling Stockholder of a supplemented or amended Registration Statement or Prospectus as contemplated by the following sentence or (y) the receipt by such Selling Stockholder of written notice from Harken (a "Clearance Notice") that the use of the applicable prospectus or Registration Statement may be resumed. If Harken shall deliver an Occurrence Notice to any Selling Stockholder, (i) the Registrable Securities subject to such Registration Statement or prospectus shall remain Registrable Securities for purposes of this Agreement, and (ii) Harken shall use its commercially reasonable efforts to promptly prepare and file a supplement or post-effective amendment to the Registration Statement, prospectus or document incorporated or deemed incorporated by reference or prepare and file such other documents and take such other actions as may be required to permit each Selling Stockholder to consummate the sale of the Registrable Securities subject to such Registration Statement or prospectus.

         (f) Notwithstanding anything to the contrary herein, Harken shall not be required to register any Registrable Securities or Remaining Warrant Shares more than once in a Demand Registration or Warrant Share Registration, as appropriate, and shall not be required to effect (i) more than one Demand Registration and one Warrant Share Registration for the XP Holdings Group or
(ii) more than one Demand Registration and Warrant Share Registration for the TCW Investors; provided, however, that if (A) any offering or sale of any Registrable Securities or Remaining Warrant Shares pursuant to a Demand Registration or Warrant Share Registration, as appropriate, is not consummated due to (i) any failure by Harken to perform its obligations under this Agreement or (ii) the withdrawal by the group (either the XP Holdings Group or the TCW Investors) having given the Demand Notice or Warrant Demand Notice at any time before the Registration Statement has become effective or in the case of an underwritten offering, if a material adverse change in Harken's financial position or business occurs that causes such offering not to close, then the Demand Notice or Warrant Demand Notice with respect to which such Registration Statement was filed shall not be counted as a Demand Notice or Warrant Demand Notice for such group.

         (g) EXPENSES. Harken shall pay all expenses on any registration hereunder, other than underwriting discounts and commissions; transfer, stamp, and similar taxes; and other than expenses incurred by the Selling Stockholder whose Registrable Securities are being sold for legal, investment banking, or other similar services obtained by such Selling Stockholder in connection with such registration and sale.

         (h) ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights set forth in this Section I.09 with respect to the Registrable Securities or Remaining Warrant Shares are not assignable without the express written consent of Harken, which consent shall not be unreasonably withheld; provided, however, that if any Registrable Securities, Remaining Warrant Shares or Warrants are transferred to an Affiliate of an XPLOR Preferred Stockholder, the registration rights set forth in this Section I.09 may be assigned to such Person without Harken's consent.

                                   ARTICLE II

                              STOCKHOLDER APPROVAL

         SECTION II.01. APPROVAL OF THE STOCKHOLDERS. This Agreement has been adopted and approved by the XPLOR Stockholders as required under its charter documents and the Delaware Statute, and such approval includes the approval of all holders of XPLOR Preferred Stock.



                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company represents and warrants to Harken that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article III), except as set forth in the disclosure schedule delivered by the Company to Harken on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail or specifically refers to the information contained in the Disclosure Book as defined in Section X.04. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

         SECTION III.01. EXISTENCE AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except when the failure to have such authorization, to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION III.02. CAPITALIZATION. As of the date of this Agreement, (a) 4,413,771 shares of Common Stock are issued and outstanding and 295,642 are held in treasury; (b) the entire authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. 12,249,563 shares of Preferred Stock have been designated as 1998 Series A Preferred Stock, 7,376,143 of which are issued and outstanding and none are held in treasury; (c) 1,230,280 shares of Preferred Stock have been designated as 1998 Series B Preferred Stock all of which are issued and outstanding and none are held in treasury; (d) 8,606,423 warrants, each exercisable for one share of Common Stock, are outstanding and trade with the Preferred Stock; (e) 1,547,507 stock options, each exercisable for one share of Common Stock, are outstanding; and (f) 1,600,000 shares of Common Stock are reserved for issuance upon exercise of outstanding stock options. No other capital stock or equity securities of or interest in the Company are authorized or outstanding. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are not subject to any preemptive rights and are held of record by the respective XPLOR Stockholders as set forth in Section 3.02(a) of the Disclosure Schedule. Each holder of record of stock options and warrants is set forth in Section 3.02(b) of the Disclosure Schedule. Except as set forth in Section 3.02(b) of the Disclosure Schedule, there are no other outstanding or authorized options, warrants, purchase rights, subscription rights conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock or that could require the Company to redeem, repurchase, or otherwise acquire any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Other than the XPLOR Shareholder Agreement (as defined below), which shall terminate as of the Effective Time, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company. In addition, as of the Closing Date, all options and warrants issued and outstanding and held by the holders of the XPLOR Preferred Stock or the persons set forth in Section 3.02(c) of the Disclosure Schedule, shall have been cancelled so that no such options or warrants shall remain outstanding and no such holder of such options or warrants shall have any remaining rights therein and neither the Company nor any of its Subsidiaries shall have any remaining obligations thereto. Except as set forth in Section 3.02(b) of the Disclosure Schedule, the Company has no obligations to redeem or buy any Shares from any holder thereof.

         SECTION III.03. CORPORATE AUTHORITY. The Company has the requisite corporate power and authority to enter into this Agreement and the other agreements contemplated by this Agreement (the "Related Agreements") to which the Company is a party. The execution and delivery of this Agreement and the Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors and approved by the requisite Company stockholders, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby which have not been obtained. All such consents and approvals, if any, so obtained are listed on Section 3.03 of the Disclosure Schedule. This Agreement is and the Related Agreements to which the Company is a party will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by the other Parties hereto and thereto, this Agreement constitutes, and the Related Agreements to which the Company is a party will constitute, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the rights of creditors generally.

         SECTION III.04. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Subsidiary and its Subsidiaries or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where a waiver or consent to such event has been obtained or the occurrence of any such event would not have a Material Adverse Effect. None of the Company and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties hereto to consummate the transactions contemplated by this Agreement other than as disclosed in Section 3.04 of the Disclosure Schedule.

         SECTION III.05. SUBSIDIARIES AND INVESTMENTS. Section 3.05 of the Disclosure Schedule sets forth for each subsidiary of the Company (each a "Subsidiary"): (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (d) the number of shares of its capital stock held in treasury. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable and not subject to any preemptive rights. No other equity securities of, or interest in, the Subsidiaries of the Company are authorized or outstanding. Except as disclosed in Section 3.05 of the Disclosure Schedule, the Company or its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands or other encumbrances. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of such Subsidiaries or that could require any such Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. Except as disclosed in Section 3.05 of the Disclosure Schedule, none of the Company and its Subsidiaries controls directly or indirectly or, other than participation in oil and gas operations in the ordinary course of business, has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

         SECTION III.06. FINANCIAL STATEMENTS. Included in the Disclosure Book are the following financial statements of the Company: (a) the audited consolidated financial statements of the Company for the fiscal years ended December 31, 1997 and December 31, 1998 and related notes, (b) the Company's unaudited consolidated and consolidating financial statements for the fiscal quarter ended June 30, 1999, including the balance sheet (the "June Balance Sheet"), and (c) all schedules and opinions of certified public accountants (collectively, the "Financial Statements"). The Financial Statements (a) fairly present in accordance with generally accepted accounting principles the assets, liabilities and financial condition of the

Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations for the respective periods ended on such dates, (b) have been prepared from, and are consistent with, the books and records of the Company and its consolidated Subsidiaries (which books and records are correct and complete in all material respects), and (c) except as otherwise set forth in the notes thereto, (i) have been prepared in accordance with generally accepted accounting principles consistently applied and (ii) include all adjustments that are necessary for a fair presentation of the information shown (subject, in the case of reports other than annual year-end reports, to normal year-end audit adjustments which will not be material, individually or in the aggregate). Since December 31, 1998, there has been no change, other than changes in the oil and gas industry generally and in the ordinary course of business consistent with past practice or as described in
Section 3.06 of the Disclosure Schedule, in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of the Company and the Subsidiaries which has had a Material Adverse Effect.

         SECTION III.07. UNDISCLOSED LIABILITIES. To the Company's best knowledge, none of the Company and its Subsidiaries has any material liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any material liability), except for (a) liabilities set forth on the face of the June Balance Sheet (rather than in any notes thereto), (b) liabilities set forth in Section 3.06 of the Disclosure Schedule, (c) liabilities which have arisen after June 30, 1999 in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (d) liabilities which in the aggregate would not have a Material Adverse Effect.

         SECTION III.08. BOOKS AND RECORDS. The minute books of the Company and the Subsidiaries, as previously made available to Harken and its representatives, are in good order, correct, and complete (in all material respects), and accurately reflect all meetings of and corporate actions or written consents by the XPLOR Stockholders and Board of Directors of the Company and the Subsidiaries.

         SECTION III.09. TITLE. The Company and the Subsidiaries have good and defensible title to all the properties and assets of every kind, character and description (real, personal or mixed, tangible and intangible), including, without limitation, all parcels of real property, pipelines, rights-of-way and easements and other incidental rights and permits, reflected on the June Balance Sheet or which would have been reflected on the June Balance Sheet if such property or asset had been acquired prior to June 30, 1999, (the "Assets") except for Assets that are obsolete or that have been disposed of in the ordinary course of business between the date of the June Balance Sheet and the date of this Agreement, free and clear of all encumbrances of any nature except for (a) the encumbrances and title defects specifically described in Section
3.09 of the Disclosure Schedule; (b) mortgages and encumbrances which secure indebtedness or obligations which are properly reflected on the Financial Statements and, if such indebtedness exceeds $50,000, listed in Section 3.09 of the Disclosure Schedule; (c) Permitted Encumbrances; and (d) such imperfections of title and encumbrances, if any, as do not materially interfere with the present use of any of the Assets subject thereto.

         SECTION III.10. INDEPENDENT AND INTERNAL ENGINEERING REPORTS. (a) The Company has made available to Harken the results of the Independent Engineering Report, prepared by Netherland, Sewell & Associates, Inc. with respect to reserves as of December 31, 1998 (the "Independent Engineering Report") on the oil and gas fields listed on the attachment thereto (the "Evaluated Properties") in which the Company will have interests subsequent to the Effective Time. The Independent Engineering Report is the latest independent engineering report available to the Company relating to the Evaluated Properties. The Company has provided no materially false or misleading information to and has not withheld from the Independent Engineer any material information with respect to the preparation of the Independent Engineering Report. Except as disclosed on
Schedule 3.10 of the Disclosure Schedule, the Company is not aware of any facts or circumstances that should reasonably cause the Company to conclude that (i) any of the information that was supplied by the Company to the Independent Engineer in connection with its preparation of the Independent Engineering Report is not currently correct in all material respects (other than normal depletion by production in the ordinary course) or (ii) the Independent Engineering Report is incorrect in any material respect.

         (b) The Company has made available to Harken the results of the internal engineering report, with respect to reserves as of June 30, 1999, a copy of which is attached hereto as Schedule 3.10 of the Disclosure Schedule (the "Internal Engineering Report"), on the Evaluated Properties. The Internal Engineering Report is the latest engineering report available to the Company relating to the Evaluated Properties. The Internal Engineering Report does not contain any materially false or misleading information and is currently correct in all material respects (other than normal depletion by production in the ordinary course).

         SECTION III.11. TITLE TO INTERESTS. (a) Except as disclosed in Section
3.11 of the Disclosure Schedule, (i) the Company and its Subsidiaries own the interest in producing oil wells and producing gas wells described in the Independent Engineering Report, (individually a "Well" and collectively the "Wells"), (ii) the Company's and its Subsidiaries' net revenue interest and leasehold cost bearing interest (i.e., working interest) in each Well are as described in the Independent Engineering Report, and (iii) each oil, gas, and mineral lease in which the Company and its Subsidiaries own any interest and the type of interest owned by the Company and its Subsidiaries (individually and collectively, the "Leases") are described in the Disclosure Book. The lands identified in the Leases and owned by the Company and/or its Subsidiaries are individually and collectively called the "Land." The Wells, the Leases, and the Land, together with all of the Company's right, title and interest in (i) all contracts, agreements, leases, licenses, permits, authorization, easements, and orders (individually and collectively called "XPLOR Agreements") in any way relating to the Wells, the Leases and/or the Land, the operations conducted or to be conducted pursuant thereto or thereon, or the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto,
(ii) all personal property, fixtures (including, without limitation, pipe, plants and pipelines), equipment (including, without limitation, compressors, parts, rods, tubular goods and supplies) and improvements located at, under or on the Wells, the Leases and/or the Land, or used or obtained in connection therewith or with the operation or maintenance of the Wells or other facilities thereon or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, and (iii) all other rights and interests in, to or under or derived from the Wells, the Leases, the XPLOR Agreements, and/or the Land (including, without limitation, all mineral and royalty interests, and all overriding royalty interests and all other interests in or payable out of or measured by production, and all surface interests, for a term or in fee), or in any way relating thereto, are referred to herein as the "Interests."

         (b) With respect to each Well, the Company's and its Subsidiaries' interests in the Leases and the Land are such that, after giving effect to the XPLOR Agreements, existing spacing orders, operating agreements, unit agreements, communitization agreements and orders, unitization orders and pooling designations and orders, subject to any limitations described in Section
3.11 of the Disclosure Schedule and Permitted Encumbrances, and after taking into account all royalty interests, overriding royalty interests, net profits interests, production payments and other burdens on production attributable to third parties, (i) the Company and its Subsidiaries are entitled, during the respective terms of the Leases covering such Well, to a share (expressed as a decimal) of all oil, gas and other minerals produced from such Well which is not less than the "net revenue interest" set forth in connection with the description of such Well, free and clear of all liens, claims, mortgages, deeds of trust, assignments of production, and security interests, other than those described in Section 3.11 of the Disclosure Schedule, (ii) the Company and its Subsidiaries own an undivided interest (expressed as a decimal) equal to the "working interest" set forth in connection with the description of such Well in and to all property and rights incident thereto, including all rights in, to and under all agreements, leases, permits, easements, licenses and orders in any way relating thereto, and in and to all wells, personal property, fixtures and improvements thereon, appurtenant thereto or used or obtained in connection therewith or with the production or treatment or sale or disposal of hydrocarbons or water produced therefrom or attributable, for a share of the costs relating to the exploration, development, and operation of such Well which is no greater than the "working interest" set forth in connection with the description of such Well. Notwithstanding the foregoing, title to the Company's Interests classified as proved developed producing, proved developed nonproducing and proved undeveloped in the Independent Engineering Report is of a type and nature customarily acceptable to the reasonably prudent oil and gas operator of oil and gas interests.

         SECTION III.12. COMPLIANCE WITH LEASES AND LAWS; OPERATION OF ASSETS. Except as set forth in Section 3.12 of the Disclosure Schedule:

         (a) Each Lease is in full force and effect and all rentals, royalties, shut-in well payments, bonuses and other payments due or payable from or by the Company and its Subsidiaries under the Leases and applicable laws, rules and regulations, have been properly and timely paid, except where the failure to pay properly and timely is in the normal course of business and would not have a Material Adverse Effect, and all conditions necessary to keep the Leases in full force and effect as of the date hereof and as of the Closing Date have been or shall be fully performed, including, to the best of the Company's knowledge, all payments or obligations due from or by third parties except where the failure to satisfy such conditions is in the normal course of business and would not have a Material Adverse Effect;

         (b) The Company and its Subsidiaries are entitled to receive (and are currently receiving with respect to producing oil, gas and/or mineral leases) without present suspense or presently required indemnity against asserted or known defects or disputes regarding the Company's and its Subsidiaries' ownership, from each pipeline purchaser or other purchaser of production, or from the person receiving payments from any such purchasers, the proceeds attributable to the net revenue interest in production from each of the Leases, except as set forth in Section 3.12 of the Disclosure Schedule, where the failure to receive such proceeds would not have a Material Adverse Effect;

         (c) All Wells operated by the Company and its Subsidiaries have been drilled, completed and bottomed within the boundaries of each of the respective Leases or within the limits otherwise permitted by contract and by law, and no such Well is subject to material penalties or restrictions on allowables because of any overproduction (legal or illegal) which would prevent the assignment of a full allowable (including maximum permissible tolerance) to each such Well by the state or local governmental agency having jurisdiction. No Well is subject to any "take or pay" or similar obligation by which a purchaser of production has made payment to the Company and its Subsidiaries for oil, gas or mineral production yet to be delivered, or by which any party is entitled to take or receive production from the Leases without thereafter paying the full value therefor;

         (d) The Company and its Subsidiaries have complied with all applicable laws relating to the production of or from the Interests, the conduct of drilling, completion, and production operations with respect to the Interests and the regulation thereof and have administered and maintained the Interests in a reasonable manner and in accordance with generally prevailing standards of the oil and gas industry, except where the failure to comply or so administer or maintain would not have a Material Adverse Effect;

         (e) The Company and its Subsidiaries have not received notice of violation or probable violation of any applicable law relating to or directly or indirectly affecting the Interests, nor are there any such violations, other than such violations which would not have a Material Adverse Effect;

         (f) There have been no demands for cancellation or termination of any of the Interests or for any claimed breach of any Interest due to the failure of the Company, its Subsidiaries or any third party to produce or conduct drilling or other operations thereon, nor have there been any suits, enforcement proceedings or other actions filed, threatened or anticipated by the Company and its Subsidiaries which might have a Material Adverse Effect;

         (g) The Company and its Subsidiaries hold all licenses, franchises, permits, easements, certificates, consents, rights and privileges ("Permits") necessary to the operation of the Interests, and to the best of the Company's knowledge, each third party operator of any of the Interests holds all Permits necessary to the operation of the Interests except for such Permits the lack of which would not have a Material Adverse Effect;

         (h) To the best knowledge of the Company's management, except as set forth in Section 3.12(h) of the Disclosure Schedule and except for current invoices received within ten (10) days of the date hereof, which invoices were incurred in the ordinary course of business, all invoices, statements, bills and accounts of and to the Company and its Subsidiaries for labor, services, materials or supplies furnished to or for the Interests have been paid in full in the ordinary course of business consistent with past practices and the Company and its Subsidiaries are current in payment of all joint interest billings for operations or other contracts pertaining to the operation of the Interests;

         (i) All production from the Wells operated by the Company or its Subsidiaries have been properly accounted for and all proceeds attributable thereto have been properly paid in the ordinary course of business consistent with past practices;

         (j) No production or sale of oil, gas or other hydrocarbons heretofore produced or sold from or attributable to the Interests has been in excess of any allowable quantity or price or in violation of any other rule or regulation affecting the sale of hydrocarbons as established by the applicable regulatory authorities except where such excess or violation would not have a Material Adverse Effect;

         (k) No gas produced is subject to the price control jurisdiction of the Federal Energy Regulatory Commission ("FERC") under the Natural Gas Policy Act; and

         (l) The Company and its Subsidiaries have properly prepared in full compliance with all applicable laws and regulations and have timely filed all reports required to be filed by any law, government entity, or agency as a result of the operation of the Interests and no extensions of time to file any such reports has been requested except where the failure to fully comply and timely file or any extension request would not have a Material Adverse Effect.

         SECTION III.13. EQUIPMENT. That portion of the Interests consisting of personal property, facilities, and fixtures including, without limitation, all equipment and assets used in connection with the operation of the Interests, is in good condition and repair, ordinary wear and tear excepted, and is adequate for the proper operation of the Interests, except for such repairs and additions necessary for the proper operation of the Interests and which individually or in the aggregate would not result in a Material Adverse Effect.

         SECTION III.14. CONTRACTS, AGREEMENTS, COMMITMENTS AND OTHER MATTERS.
(a) Included in the Disclosure Book, the Independent Engineering Report, and Sections 3.14 and 3.22 of the Disclosure Schedule is a true, and correct description of all of the following (whether written or oral), including all amendments thereto, to which the Company or its Subsidiaries is a party or by which any of the Assets is materially affected and that is currently in effect or has any outstanding obligations thereunder ("Material Contracts"):

                  (i) any note, agreement, mortgage, indenture, security agreement and other instruments relating to the borrowing of money or evidence of credit for the deferred purchase price of property, or the direct or indirect guarantee by the Company or any of its Subsidiaries of any such indebtedness or deferred purchase price in excess of $50,000;

                  (ii) any lease of real property and material personal property providing for annual payments under any such lease in excess of $25,000;

                  (iii) any partnership or joint venture agreement other than in the ordinary course of business;

                  (iv) any management, employment and consulting agreement or other contract for personal services that is not terminable by the Company or any Subsidiary party thereto on not more than three month's notice without penalty copies of which have been provided to Harken;

                  (v) any agreement providing for liability for severance pay or benefits triggered by a change in control (any such amounts that will be due shall be specifically set forth in Section 3.14(a)(v) of the Disclosure Schedule), collective bargaining agreements, labor contracts, or labor or personnel policies copies of all of which have been provided to Harken;

                  (vi) any agreement or commitment for capital expenditures in excess of $25,000, for any single project (it being represented and warranted that the liability under all undisclosed agreements and commitments for capital expenditures does not exceed $100,000 in the aggregate for all projects);

                  (vii) any plan, contract or arrangement providing for bonuses, pensions, deferred compensation, retirement plan payments, profit sharing, stock options, stock purchase rights, stock appreciation rights, incentive pay, or for any other plan for the benefit of the Company's and its Subsidiaries' current or former directors, officers, and employees (and any persons participating in, or having any rights with respect to, any of the foregoing are set forth on Schedule 3.14(a)(vii) of the Disclosure Schedule, which includes the details of such participation);

                  (viii) any contract, commitment or agreement that involves the disposition of any assets of the Company or any of its Subsidiaries not in the ordinary course of business consistent with past practice;

                  (ix) any contract, commitment or agreement between the Company or any of its Subsidiaries, on the one hand, and any affiliate of the Company, on the other hand, involving consideration in excess of $5,000;

                  (x) any contract (A) for the sale of oil or other liquid hydrocarbons or minerals produced or to be produced from the Assets that is not terminable by the Company or the Subsidiary party thereto or their respective successors without penalty on no more than ninety
         (90) days' notice or (B) for the sale of gas produced or to be produced from the Assets that has a term exceeding one year, warrants the amount of gas to be delivered or has a pricing provision not based on current market value;

                  (xi) any advance payment agreement or any oil and gas balancing agreement, or any group of related agreements of such type, under which the Company or any of its Subsidiaries has a net obligation, as of the most recent date available, which shall be no more than ninety (90) days prior to the date hereof, in excess of $25,000 in cash or market value in oil or gas;

                  (xii) any contract or agreement relating to the Assets under which the Company or any of its Subsidiaries has outstanding indebtedness, obligations or liability for borrowed money, or liability for the deferred purchase price of property, excluding normal trade payables due in less than ninety (90) days, or has the obligation to incur any such indebtedness, obligation or liability, in each case in excess of $25,000;

                  (xiii) any agreement concerning confidentiality or noncompetition other than joint operating agreements or area of mutual interest agreements, entered into in the ordinary course of business;

                  (xiv) any agreement (or series of related agreements) under which it has advanced or loaned any amount to any officer, director, or employee of any of the Company and its Subsidiaries; and

                  (xv) any other agreement, contract or commitment (or related group thereof) that involves payments or receipts, individually or in the aggregate over a twelve (12) month period, will result in a material loss in the assets of the Company or any Subsidiaries, or involves consideration in excess of more than $50,000.

         (b) The Company has made available to Harken true, correct and complete copies of all written Material Contracts and has provided accurate descriptions of all oral Material Contracts. Except as set forth in Section 3.14 of the Disclosure Schedule and as provided in Section III.33, each of the Material Contracts has been executed by the Parties thereto, is in full force and effect and is enforceable against the Company or one of its Subsidiaries, as applicable, in accordance with its terms (except that (i) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and has not been amended or modified in any way (whether in writing or orally). Except as set forth in Section 3.14 of the Disclosure Schedule, each Material Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially the same terms following the consummation of the transactions contemplated hereby, except where the lack of such continuation would not have a Material Adverse Effect. Except as set forth in Section 3.14 of the Disclosure Schedule and as provided in Section III.33, neither the Company, any of its Subsidiaries nor any other party to any Material Contract is in or alleged to be in material breach of any Material Contract, or has failed to perform any material obligation required to be performed by them, and there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect. Except as listed in Section 3.14 of the Disclosure Schedule or discussions or negotiations that Harken or its agents or representatives have participated in, neither the Company nor any of its Subsidiaries is participating in any discussions or negotiations regarding modification of or amendment to any Material Contract or entry into any new Material Contract.

         (c) Except with respect to past due accounts payable or outstanding indebtedness to suppliers (which are set forth on Schedule 3.14(c) of the Disclosure Schedule listing an aging of the Company's indebtedness), the Company's and its Subsidiaries' relationships with their respective suppliers are generally satisfactory.

         (d) Other than as set forth in Section 3.14(d) of the Disclosure Schedule, the Company and its Subsidiaries do not have outstanding any powers of attorney, including, but not limited to, powers of attorney with respect to representation before governmental agencies, customs agents and brokers or given in connection with qualification to conduct business in any other jurisdiction.

         SECTION III.15. RESTRICTIVE DOCUMENTS AND GOVERNMENTAL CONSENTS. The Company and its Subsidiaries are not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement or the Related Agreements, compliance by the Company with the terms, conditions and provisions hereof or thereof or, to the best knowledge of the Company, the continued operation of the Company's and its Subsidiaries' businesses after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of the Company or its Subsidiaries to acquire any property or conduct business in any area except as would not have a Material Adverse Effect. Other than in connection or compliance with the provisions of the Delaware Statute, the Securities Act of 1933 (the "Securities Act"), the securities, takeover or blue sky laws of the various states, neither the nature of the Company or of any its Subsidiaries, nor of any of their respective businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person is such as to require consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution and delivery of this Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated by this Agreement and the Related Agreements.

         SECTION III.16. LITIGATION. Except as disclosed in Section 3.16 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or currently threatened against the Company or any of its Subsidiaries, including any action, suit, proceeding or investigation that questions the validity of this Agreement or the Related Agreements or the Company's right to enter into this Agreement or the Related Agreements, or to consummate the transactions contemplated hereby or thereby or which, if decided in a manner adverse to the Company, would reasonably be expected to have a Material Adverse Effect.

         SECTION III.17. TAXES. (a) Except as disclosed in Section 3.17 of the Disclosure Schedule or where the failure to file Tax Returns (as defined below) and pay Taxes (as defined below) would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries has (i) duly filed with the appropriate Federal, state, local and foreign taxing authorities all Tax Returns required to be filed by or with respect to the Company and its Subsidiaries as of the date of this Agreement, and such Tax Returns are true, correct and complete in all material respects and (ii) paid or made provision for in the Financial Statements all Taxes of the Company and its Subsidiaries shown to be due on such Tax Returns. To the best knowledge of the Company, there are no tax liens on any of the Assets other than liens for current real estate taxes not yet due or Taxes being contested in good faith by appropriate proceedings and disclosed in Section 3.17 of the Disclosure Schedule. Except as set forth in Section 3.17 of the Disclosure Schedule, the Company has not received any written notice of deficiency, assessment or proposed assessment from any Federal, state, local, tribal or foreign taxing authority with respect to liabilities for Taxes of the Company or its Subsidiaries which have not been paid or finally settled, and, there is no pending tax examination of or tax claim assessed against the Company, any of its Subsidiaries or any of the Assets, and any such deficiency, assessment, proposed assessment or tax claim disclosed in Section 3.17 of the Disclosure Schedule is being contested in good faith through appropriate proceedings.

         (b) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local, tribal or foreign taxing authority, including, but not limited to, income, severance, ad valorem, service, leasing, occupation, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes and assessments, including any interest, penalties or additions attributable thereto.

         (c) For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

         SECTION III.18. INSURANCE. Section 3.18 of the Disclosure Schedule or the Disclosure Book sets forth the material information with respect to each current insurance policy (including policies providing property, casualty, liability, and workers' compensation, and employee benefits coverage and bond and surety arrangements) to which any of the Company and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy in effect as of the date of this Agreement: (i) the policy is legal, valid, binding, enforceable, and in full force and effect;
(ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby other than the Directors' and Officers' insurance; (iii) neither any of the Company and its Subsidiaries nor, to the knowledge of any of the directors and officers (and employees responsible for insurance matters) of the Company or its Subsidiaries, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Section 3.18 of the Disclosure Schedule briefly describes any self-insurance arrangements affecting any of the Company and its Subsidiaries.

         SECTION III.19. PATENTS, TRADEMARKS, TRADE NAMES, ETC. Except as disclosed in Section 3.19 of the Disclosure Schedule, neither the Company nor its Subsidiaries own, license or use any patents, trademarks, trade names and copyrights which are material to the business of the Company or its Subsidiaries.

         SECTION III.20. COMPLIANCE WITH LAW. Except as disclosed in Section
3.20 of the Disclosure Schedule, the Company and its Subsidiaries are not in violation of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to the property or business of the Company or its Subsidiaries. The licenses, permits and other governmental authorizations held by the Company and its Subsidiaries are valid and sufficient for the conduct of the Company's and its Subsidiaries' business as currently conducted and presently proposed to be conducted, except where the failure to hold such licenses, permits and other governmental authorizations would not have a Material Adverse Effect.

         SECTION III.21. LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement applicable to employees of the Company or its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, ordinances, regulations, statutes, rules and restrictions relating to (a) employment, (b) hiring, promotion, employment and pay practices, (c) terms and conditions of employment and (d) federal and state wages and hours laws; and neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice which has had or is reasonably likely to have a Material Adverse Effect. No strike, slowdown, picketing or work stoppage by any union or other group of employees against the Company, any of its Subsidiaries or any of their properties wherever located, and no secondary boycott with respect to their products, lockout by them of any of their employees or any other labor trouble or other occurrence, event or condition of a similar character, has occurred or, been threatened.

         SECTION III.22. EMPLOYEE BENEFIT MATTERS. (a) Section 3.22 of the Disclosure Schedule or as specifically set forth in the Disclosure Book contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) as well as any and all amounts that to the Company's knowledge may be owed by the Company under each such plan, including but not limited to, any under funded amounts, and all bonus, stock option, stock purchase, incentive, deferred compensation, profit sharing, phantom stock, vacation, retiree medical or life insurance, supplemental retirement, severance, disability, death or other employee benefit plans, programs or arrangements, and all material employment or compensation agreements, in each case for the benefit of, or relating to, any current employee or former employee, officer or director of the Company or any of its Subsidiaries (collectively, the "Plans").

         (b) None of the Plans (i) is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company could incur liability under Section 4063 or 4064 of ERISA or (ii) provides or promises to provide retiree medical or life insurance benefits.

         (c) All Plans are in compliance in all material respects with the requirements prescribed by applicable statutes, orders or governmental rules or regulations currently in effect with respect thereto, and the Company has performed all material obligations required to be performed by it under, and is not in any material respect in default under or in violation of, any of the Plans.

         (d) The Company has no Plans that are qualified under Section 501(a) of the Internal Revenue Code.

         (e) The Company has not incurred any material liability to the Pension Benefit Guaranty Corporation or any "withdrawal liability" within the meaning of
Section 4201 of ERISA, in either case relating to any Plan or any pension plan maintained by any company which would be treated as a single employer with the Company, under Section 4001 of ERISA.

         (f) The Company has made available to Harken full and complete copies of all Plans and, where applicable, summary plan descriptions with respect to the Plans.

         SECTION III.23. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for events contemplated by this Agreement or disclosed in Sections 3.14, 3.22, or 3.23 of the Disclosure Schedule or the Disclosure Book, since December 31, 1998:

         (a) The Company and its Subsidiaries have used all reasonable efforts to preserve and retain the business, employees, properties, suppliers and goodwill of the Company and its Subsidiaries and have operated their respective operations and conducted business generally only in the ordinary and usual course consistent with past practice;

         (b) There has been no direct or indirect redemption, purchase or other acquisition by the Company of any shares of its capital stock, or any declaration setting aside payment of any dividend or other distribution by the Company;

         (c) Other than bonuses paid in cash or stock options granted for the calendar year 1998, Directors' and Officers' insurance and changes contemplated by this Agreement, the Company and its Subsidiaries have not, other than in the ordinary course of their business, (i) entered into or amended any employment, compensation or severance agreements, (ii) changed any current bonuses or established any new bonuses, (iii) increased the level of compensation benefits or perquisites of any executive officer or director, or (iv) established, entered into or amended in any material respect any pension, employee benefit or health plans or any other plans, policies, programs, practices or arrangements relating to employee benefits or compensation other than to maintain compliance with any applicable law or regulation; and

         (d) No event has occurred with respect to the Company or its Subsidiaries, or the condition of the Evaluated Properties or the Assets, that results in or is reasonably likely to result in a Material Adverse Effect, including, but not limited to, any Material Adverse Effect resulting from any of, or an aggregation of, the following Company actions:

                  (i) any damage, destruction or loss to any of the Evaluated Properties or the Assets, whether or not covered by insurance other than as a result of market conditions generally in the oil and gas industry;

                  (ii) any sale, lease, assignment, transfer, movement, relocation, termination, release or assignment of any of the Evaluated Properties or the Assets, other than sales of inventory in the ordinary course of business;

                  (iii) any waiver or release of any rights of either the Company or any of its Subsidiaries under any Material Contracts (as defined in Section III.14);

                  (iv) any change in any accounting practice or procedure;

                  (v) any capital expenditure or commitment for additions to property, plant or equipment;

                  (vi) any change in maintenance practices with respect to any of the Evaluated Properties or the Assets;

                  (vii) any change in credit policy;

                  (viii) any change in purchasing or sale practices;

                  (ix) any change in inventory, equipment spare parts, materials or liquid levels inconsistent with historical levels maintained in the ordinary course;

                  (x) any other occurrence, circumstance or combination thereof, except for any occurrence or circumstance generally applicable to the oil and gas industry;

                  (xi) any assumption, guarantee, endorsement or other assumption of responsibility by the Company or any of its Subsidiaries for the material liability or obligation of any other person (whether absolute, accrued, contingent or otherwise);

                  (xii) any discharge or satisfaction of any lien or other encumbrance on any of the Assets or the Evaluated Properties or the payment of any liability or obligation (whether absolute, accrued, contingent or otherwise) of the Company or any of its Subsidiaries, other than in the ordinary course of business and consistent with past practice;

                  (xiii) any cancellation, modification or settlement for less than the full amount thereof of any material debt or claim by or owing to the Company or any of its Subsidiaries;

                  (xiv) any transfer or grant by the Company or any of its Subsidiaries of any right under any contracts and other agreements, patents, patent licenses, inventions, trade names, trademarks, service marks or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know-how or other proprietary or trade rights;

                  (xv) any termination, discontinuance, closing or disposal of any of the Evaluated Properties or Assets; or

                  (xvi) any transaction, contract or commitment entered into by the Company or any Subsidiary which is not in the ordinary course of business and consistent with past practice.

         SECTION III.24. NO BROKERS' OR OTHER FEES. Except as disclosed in
Section 3.24 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

         SECTION III.25. COPIES OF DOCUMENTS. The Company has caused to be made available for inspection and copying by Harken and its advisers, true, complete and correct copies of all documents referred to in this Article III, or in any schedule furnished by the Company to Harken.

         SECTION III.26. ENVIRONMENTAL MATTERS. Except as set forth in Section
3.26 of the Disclosure Schedule or the Disclosure Book:

         (a) Neither the Company nor any of its Subsidiaries has violated or received any notice alleging any past or present violation of, any applicable Federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders or determinations of any governmental authority applicable to the Company or applicable to any of its Subsidiaries, as the case may be, in its respective jurisdiction of operation which are in effect and duly enforced relating to Environmental Laws, to the extent that any such violation, or such violations in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (b) No hazardous waste, substance or material has been stored, treated or disposed of by the Company or any of its Subsidiaries or to the knowledge of the Company by any person on any real estate owned or leased by the Company or its Subsidiaries, respectively, except in compliance with applicable Environmental Laws; and the Company and its Subsidiaries have lawfully disposed of their hazardous waste products with respect to the operations of their businesses except, in each case, where such failure to be in compliance or to obtain, store, treat or dispose of such waste products could not have a Material Adverse Effect.

         (c) The Company is not aware of any facts or circumstances that could reasonably lead the Company or any of its Subsidiaries to conclude that the costs and liabilities, other than the currently budgeted capital expenditures, associated with the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) could, singly or in the aggregate, have a Material Adverse Effect.

         (d) The Company has caused to be made available to Harken for its review true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed by the Company or its Subsidiaries pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any of the Company or its Subsidiaries with Environmental Laws.

         SECTION III.27. NO AFFILIATE OWNERSHIP. Except as set forth in Section
3.27 of the Disclosure Schedule, no Person controlled by, controlling or under common control with the Company (other than its Subsidiaries) owns any interest in any of the Assets or the Evaluated Properties.

         SECTION III.28. SALE OF PRODUCTION. Except as set forth in the Disclosure Book or Section 3.28 of the Disclosure Schedule and except as would not have a Material Adverse Effect, the Company and its Subsidiaries have no production from any Well which is subject to balancing rights of third parties or is subject to balancing duties under governmental requirements, and no third party has production from any Well which is subject to the balancing rights of the Company or its Subsidiaries. Except as disclosed in the Disclosure Book or Section 3.28 of the Disclosure Schedule, the Company and its Subsidiaries have not collected any proceeds from the sale of hydrocarbons produced from the Interests which are subject to refund. Except as set forth in the Disclosure Book or Section 3.28 of the Disclosure Schedule, proceeds from the sale of oil, gas and natural gas liquids from the Wells are being received by the Company and its Subsidiaries in a materially timely manner and based upon the net revenue interest described in the Disclosure Book for each such Well and in accordance with the terms of the applicable purchase agreement governing such sale, and are not being held in suspense for any reason except in the ordinary course of business consistent with past practices. The Company has described pursuant to Section III.14 all contracts and agreements and made available to Harken for examination all contracts and agreements terminable by the Company and its Subsidiaries upon less than ninety (90) days' notice pursuant to which hydrocarbons produced from the Interests are sold, transported, processed or otherwise disposed of or marketed. Except as disclosed in the Disclosure Book or Section 3.26 of the Disclosure Schedule, no person has any call upon, preferential right or option to purchase or similar rights with respect to the Interests or to the production therefrom except at prevailing market prices. Except as disclosed pursuant to the Disclosure Book or Section
3.14 of the Disclosure Schedule, no person has a right of first refusal with respect to the Interests triggered by the transactions contemplated hereby. Except as disclosed in the Disclosure Book or Section 3.28 of the Disclosure Schedule, price renegotiation procedures have not been commenced under FERC Order No. 451 which involve or which hereafter may affect any gas produced from the Interests. Except as disclosed in the Disclosure Book or Section 3.28 of the Disclosure Schedule, no offer of credits under FERC Order No. 500 has been made which would entitle any purchaser of gas produced from the Interests to credit transported volumes against such purchaser's take-or-pay obligations under any contract for the sale of gas produced form the Interests.

         SECTION III.29. STATUS OF WELLS. Except as disclosed in the Disclosure Book or Section 3.29 of the Disclosure Schedule, all Wells set forth in the Independent Engineering Report, excluding proved undeveloped and proved developed nonproducing properties as identified in such report, are producing or operationally capable of producing hydrocarbons (based upon prevailing economic conditions) without the necessity of recompletion or material reworking operations. Except as disclosed in the Disclosure Book or Section 3.29 of the Disclosure Schedule or reserved for in the June Balance Sheet, the Company and its Subsidiaries have no obligations existing for the plugging or abandonment (including obligations for restoration of the surface) of any oil and/or gas well, salt water disposal well or other well located at the Interests other than the general obligation to plug and abandon wells.

         SECTION III.30. HEDGING. Section 3.30 of the Disclosure Schedule or the Disclosure Book sets forth for the periods shown obligations of the Company and each of its Subsidiaries for the delivery of hydrocarbons attributable to any of the properties of the Company or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor. Except as set forth in Section 3.30 of the Disclosure Schedule or the Disclosure Book, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons, or securities.

         SECTION III.31. DRILLING OBLIGATIONS. Other than as set forth in
Section 3.31 of the Disclosure Schedule or the Disclosure Book, the Company and its Subsidiaries do not have any material drilling obligations or other development commitments that are not terminable at will by the Company or the Subsidiary party thereto without penalty, other than commitments and obligations that arose in the ordinary course of business where the sole consequence to the Company or the Subsidiary party thereto for a failure to participate is to suffer a "non-consent" penalty or forfeit an interest in the undeveloped lands subject to the commitment or obligation.

         SECTION III.32. ROYALTY INTERESTS. Section 3.32 of the Disclosure Schedule hereof contains a true, correct and complete description of any royalty, overriding royalty, net profit or similar interests in oil and gas properties of the Company or its Subsidiaries, held by any current or former directors, officers, employees, or consultants of the Company, or their assigns, any independent contractors engaged by the Company, or any other Persons.

         SECTION III.33. SEISMIC INFORMATION. Section 3.33 of the Disclosure Schedule describes all material agreements by which the Company has a license to use, a right or commitment to acquire, or that otherwise provide access to, 3-D seismic data (such agreements collectively referred to as the "Seismic Agreements"). True and complete copies of the Seismic Agreements will be delivered to Harken upon request. Except as set forth in the Seismic Agreements, the Company has no obligations in order to have full use of the seismic information covered by the Seismic Agreements. Except to the extent set forth in the Seismic Agreements, the transactions contemplated by this Agreement will not terminate or otherwise should not adversely affect the Company's rights under the Seismic Agreements.

         SECTION III.34. TAX PARTNERSHIPS. No item of the Interests is treated for income tax purposes by the Company and its Subsidiaries as being owned by a partnership.

         SECTION III.35. NOTES AND ACCOUNTS RECEIVABLE. Except as disclosed in
Section 3.35 of the Disclosure Schedule, the Financial Statements, or the Disclosure Book, all notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, and to the Company's best knowledge, are valid receivables subject to no setoffs or counterclaims, are current and collectible within sixty (60) days after the Effective Time or in accordance with their terms, subject only to the reserve for bad debts set forth on the face of the June Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company and its Subsidiaries.

         SECTION III.36. FULL DISCLOSURE. The Company has disclosed to Harken all material facts pertaining particularly to the Company, its Subsidiaries, the Evaluated Properties or the Assets (as opposed to public information concerning marketing conditions generally in the oil and gas industry) which, in the reasonable business judgment of the Company, have a Material Adverse Effect on, or in the future would be reasonably expected to have a Material Adverse Effect on, the Company, one of its Subsidiaries, the Evaluated Properties or the Assets or the ownership, operation or maintenance of any of the Evaluated Properties or the Assets.

         SECTION III.37. OPINION OF FINANCIAL ADVISOR. The Board of Directors of XPLOR has received the written opinion of Prudential Securities, Inc. dated prior to the Effective Time, to the effect that, the Merger Consideration is fair from a financial point of view, to the XPLOR Stockholders, and a copy has been provided to Harken.

         SECTION III.38. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY. THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AND THE COMPANY HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION (i) ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, (ii) ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY EXPRESS OR IMPLIED WARRANTY AS TO CONDITION, OR (iv) ANY EXPRESS OR IMPLIED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND MAKES NO REPRESENTATIONS AS TO QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE INTERESTS OR THE ABILITY OF THE INTERESTS TO PRODUCE HYDROCARBONS.


                                   ARTICLE IV

                        REPRESENTATIONS OF HARKEN AND SUB

         Except to the extent a matter may be disclosed in the SEC Reports (as defined in Section IV.09) filed five (5) business days prior to the date of this Agreement or provided to the Company, Harken and Sub represent, warrant and agree as follows:

         SECTION IV.01. EXISTENCE AND GOOD STANDING OF HARKEN. Harken is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Harken has the corporate power and authority to own its properties and to carry on its business as now being conducted. Harken is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION IV.02. EXISTENCE AND GOOD STANDING OF SUB. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has the corporate power and authority to own its properties and to carry on its business as now being conducted. Sub is duly qualified to do business and is in good standing in each jurisdictions in which its ownership or leasing of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION IV.03. CORPORATE AUTHORITY. Harken has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Harken, enforceable in accordance with its terms and conditions. Harken need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         SECTION IV.04. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Harken or Sub is subject or any provision of their respective charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Harken or Sub is a party or by which either is bound or to which any of their respective assets are subject (or result in the imposition of any security interest upon any of their assets), except where the occurrence of such event would not have a Material Adverse Effect. Other than those contemplated hereby, none of Harken and Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties hereto to consummate the transactions contemplated by this Agreement.

         SECTION IV.05. NO BROKERS' OR OTHER FEES. No broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Harken or Sub.

         SECTION IV.06. CAPITALIZATION. As of the date of this Agreement, without giving effect to the transaction contemplated hereby, the entire authorized capital stock of Harken consists of 225,000,000 shares of Harken Common Stock, of which 136,160,830 Common Stock are issued and outstanding and of which 1,218,000 shares of Harken Common Stock are held in treasury; and 10,000,000 shares of preferred stock, none of which are outstanding. All outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any preemptive rights. A total of 1,520,000 warrants and 14,509,624 stock options, each exercisable for one share of Harken Common Stock, are outstanding. In addition, approximately $85.0 million of 5% convertible notes are outstanding. Harken has reserved for issuance 87,621,170 shares of Harken Common Stock to be issued upon exercise or conversion of any outstanding stock options, warrants or convertible notes. No other capital stock or equity securities of or interests in Harken are authorized or outstanding.

         SECTION IV.07. LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against Harken or Sub that questions the validity of this Agreement or the Related Agreements or Harken's or Sub's right to enter into this Agreement or the Related Agreements, or to consummate the transactions contemplated hereby or thereby or which, if decided in a manner adverse to Harken or Sub, would reasonably be expected to have a Material Adverse Effect.

         SECTION IV.08. COPIES OF DOCUMENTS. Harken and Sub have caused to be made available for inspection and copying by the Company and its advisers, true, complete and correct copies of all documents referred to in this Article IV or in any schedule furnished by Harken and Sub to the Company or reasonably requested in writing by the Company.

         SECTION IV.09. REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION. All registration statements, reports, proxy statements and other materials (collectively, "SEC Reports") required to be filed by Harken with the Commission since January 1, 1999 were filed within the applicable required time periods (or any extensions related thereto), complied in all respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "1934 Act") and the applicable rules and regulations of the Commission promulgated thereunder, and at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing if such filing has been provided to the Company) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Harken has furnished the Company with complete and accurate copies of its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1999, and all other reports or documents required to be filed by Harken pursuant to Section 13(a) or 15(d) of the 1934 Act since the filing of the most recent quarterly report on Form 10-Q. The consolidated balance sheets and the related statements of income, stockholders' equity and cash flow (including the related notes thereto) of Harken included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein). The balance sheets included in the SEC Reports present fairly the consolidated financial position of Harken and its consolidated subsidiaries as of their respective dates, and, except as indicated therein, reflect all claims against and all debts and liabilities of Harken and its consolidated subsidiaries, fixed or contingent, as at the respective dates thereof, and the related statements of income, stockholders' equity and cash flow fairly present the results of its operations and its cash flow for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since December 31, 1998, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of Harken and its consolidated subsidiaries taken as a whole other than changes in the oil and gas industry generally and changes in the ordinary course of business consistent with past practice and, other than the transactions contemplated by this Agreement or set forth in Section 4.9 of the Disclosure Schedule, to the knowledge of Harken, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

         SECTION IV.10. HARKEN COMMON STOCK AND WARRANTS. The Harken Common Stock to be issued as part of the Merger Consideration will be duly authorized and, upon issuance pursuant to the terms of this Agreement or the Warrants, such shares will be validly issued, fully paid, and non-assessable, and will not be subject to any preemptive or similar right. The Warrants to be issued as part of the Merger Consideration will be duly authorized, executed and delivered, and upon issuance pursuant to the terms of this Agreement, will constitute the valid and legally binding obligation of Harken, enforceable in accordance with their terms and conditions.

         SECTION IV.11. FULL DISCLOSURE. Harken has disclosed to the Company all material facts pertaining particularly to Harken, its subsidiaries, the Harken Evaluated Properties, or the Harken Assets (as opposed to public information concerning marketing conditions generally in the oil and gas industry) which, in the reasonable business judgment of Harken, have a Material Adverse Effect on, or in the future would be reasonably expected to have a Material Adverse Effect on, Harken, its Subsidiaries, the Harken Evaluated Properties, or the Harken Assets or the ownership operation, or maintenance of any of the Harken Evaluated Properties or the Harken Assets.

         SECTION IV.12. BOOKS AND RECORDS. The minute books of Harken, as previously made available to the Company and its representatives, accurately reflect all meetings of and corporate actions or written consents by the Board of Directors of Harken.

         SECTION IV.13. TAXES. (a) Except where the failure to file Tax Returns and pay Taxes would not reasonably be expected to have a Material Adverse Effect, Harken and Sub have (i) duly filed with the appropriate Federal, state, local and foreign taxing authorities all Tax Returns required to be filed by or with respect to Harken and Sub as of the date of this Agreement, and such Tax Returns are true, correct and complete in all material respects and (ii) paid or made provision for in the Financial Statements all Taxes of Harken and Sub to be due on such Tax Returns. To the best knowledge of Harken and Sub, there are no tax liens on any of the Assets other than liens for current real estate taxes not yet due or Taxes being contested in good faith by appropriate proceedings. Harken or the Sub have not received any written notice of deficiency, assessment or proposed assessment from any Federal, state, local, tribal or foreign taxing authority with respect to liabilities for Taxes of Harken or Sub which have not been paid or finally settled, and, there is no pending tax examination of or tax claim assessed against Harken, the Sub or any of the Assets, and any such deficiency, assessment, proposed assessment or tax claim is being contested in good faith through appropriate proceedings.

         SECTION IV.14. RESTRICTIVE DOCUMENTS AND GOVERNMENTAL CONSENTS. Harken and Sub are not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent the execution and delivery of this Agreement or the Related Agreements, the consummation of the transactions contemplated by this Agreement or the Related Agreements, compliance by Harken and Sub with the terms, conditions and provisions hereof or thereof or, to the best knowledge of Harken and Sub, the continued operation of Harken's and Sub's businesses after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of Harken or Sub to acquire any property or conduct business in any area except as would not have a Material Adverse Effect. Other than in connection or compliance with the provisions of the Delaware Statute, the Securities Act, the securities, takeover or blue sky laws of the various states, neither the nature of Harken and the Sub, nor of any of their respective businesses or properties, nor any relationship between Harken and the Sub and any other Person is such as to require consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Harken as a condition to the execution and delivery of this Agreement and the Related Agreements and the consummation by Harken and the Sub of the transactions contemplated by this Agreement and the Related Agreements.

         SECTION IV.15. TITLE. Harken and Sub have good and defensible title to all the properties and assets of every kind, character and description (real, personal or mixed, tangible and intangible), including, without limitation, all parcels of real property, pipelines, rights-of-way and easements and other incidental rights and permits, reflected on the latest balance sheet included in the SEC Reports (the "Harken Assets") except for Harken Assets that are obsolete or that have been disposed of in the ordinary course of business free and clear of all encumbrances of any nature except for (i) the encumbrances and title defects specifically described in Schedule 4.15; (ii) mortgages and encumbrances which secure indebtedness or obligations which are properly reflected on
Schedule 4.15, if such indebtedness exceeds $50,000; (iii) Permitted Encumbrances; and (iv) such imperfections of title and encumbrances, if any, as do not materially interfere with the present use of any of the Harken Assets subject thereto.

         SECTION IV.16. HARKEN INDEPENDENT ENGINEERING REPORT. Harken has made available to the Company the results of the Harken Independent Engineering Report, prepared by Gaffney, Cline & Associates, DeGolyer and MacNaughton and JR Butler and Company with respect to reserves as of December 31, 1998 (the "Harken Independent Engineering Report") on the oil and gas fields listed on the attachment thereto (the "Harken Evaluated Properties") in which Harken will have interests subsequent to the Effective Time. The Harken Independent Engineering Report is the latest independent engineering report available to Harken relating to the Harken Evaluated Properties. Harken has provided no materially false or misleading information to and has not withheld from the Independent Engineer any material information with respect to the preparation of the Harken Independent Engineering Report. Except as set forth on Section 4.16 of the Disclosure Schedule, Harken is not aware of any facts or circumstances that should reasonably cause Harken to conclude that (i) any of the information that was supplied by Harken to the Independent Engineer in connection with its preparation of the Harken Independent Engineering Report is not currently correct in all material respects (other than normal depletion by production in the ordinary course) or (ii) the Harken Independent Engineering Report is incorrect in any material respect.

         SECTION IV.17. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES OF HARKEN AND SUB. THE REPRESENTATIONS AND WARRANTIES OF HARKEN AND SUB CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AND HARKEN AND SUB HEREBY DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION (i) ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, (ii) ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY EXPRESS OR IMPLIED WARRANTY AS TO CONDITION, OR (iv) ANY EXPRESS OR IMPLIED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND MAKES NO REPRESENTATIONS AS TO QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE HARKEN INTERESTS OR THE ABILITY OF THE INTERESTS TO PRODUCE HYDROCARBONS.

                                    ARTICLE V

                                    COVENANTS

         SECTION V.01. CONDUCT OF BUSINESS OF THE COMPANY AND HARKEN. During the period from the date of this Agreement to the Effective Time, or the dates, if any, on which this Agreement is earlier terminated pursuant to Section X.14 hereof, each of Harken and the Company shall conduct its respective operations only according to its ordinary and usual course of business and the Company shall use reasonable best efforts to preserve intact its respective business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, lessees, clients and others having business relationships with it. Notwithstanding the immediately preceding sentence, pending the Effective Time and except as may be first approved by Harken, or the Company, as the case may be, or as is otherwise permitted or required by this Agreement, the Company will
(a) refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any persons except those that may have already been accrued and from increasing any benefits payable under any Plan; (b) refrain from entering into any contract or commitment except contracts in the ordinary course of business; and (c) refrain from making any change affecting any bank, safe deposit or power of attorney arrangements; and each of Harken, Sub, and the Company will (x) cause its Certificate of Incorporation and By-Laws to be maintained in their form on the date of this Agreement and (y) refrain from declaring, setting aside, paying or distributing any dividends or distribution with respect to its capital stock or engage in any similar recapitalization. During the period from the date of this Agreement to the Effective Date, each of Harken, Sub, and the Company shall confer on a regular and frequent basis to report material operational matters and to report the general status of ongoing operations. Each of Harken, Sub, and the Company shall notify Harken of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property of Harken, Sub, or the Company, and to keep each other fully informed of such events and permit each other's respective representatives prompt access to all materials prepared in connection therewith.

         SECTION V.02. EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of (i) the Effective Time or (ii) the termination of this Agreement pursuant to Section X.14 hereof, the Company shall not take any action to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than Harken, concerning any purchase of the Shares or any merger or sale of all or substantially all of the assets of the Company and the Subsidiaries or similar transaction involving the Company and any of the Subsidiaries. The Company will immediately notify Harken if any Person makes any proposal, after inquiry, or contact with respect to any of the foregoing.

         SECTION V.03. REVIEW OF THE COMPANY AND HARKEN; CONFIDENTIALITY. (a) Harken and the Company may, prior to the Effective Time, through their respective representatives, review the properties, books and records of the Company and their respective financial and legal condition as they deem necessary or advisable to familiarize itself themselves with such properties and other matters; such review shall not, however, affect the representations and warranties made by Harken, Sub, and the Company hereunder.

         (b) Each of Harken and the Company shall permit each other and their respective representatives to have, after the date of execution hereof, full access to the premises and to all the books and records of the Company and Harken and will cause the officers of Harken, Sub, and the Company to furnish each other with such financial and operating data and other information with respect to the business and properties of Harken, Sub, and the Company as they shall from time to time reasonably request. In the event of termination of this Agreement, each of Harken and the Company shall keep confidential any material information obtained from the other concerning the properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and shall return to each other all copies of any schedules, statements, documents or other written information obtained in connection therewith. Harken, Sub and the Company shall deliver or cause to be delivered on the Closing Date, and at such other times and places as shall be reasonably agreed upon, such additional instruments as the Company, Harken and Sub may reasonably request for the purpose of carrying out this Agreement.

         SECTION V.04. REGULATORY AND OTHER FILINGS AND APPROVALS. Each of Harken, Sub and the Company shall duly make all regulatory filings required to be made by each in respect of this Agreement or the transactions contemplated hereby. Harken, Sub and the Company shall use all reasonable efforts to obtain all regulatory approvals necessary to carry out the transactions contemplated by this Agreement.

         SECTION V.05. REASONABLE BEST EFFORTS. Subject to the fiduciary duties of the directors of Harken, Sub and the Company under applicable law as advised by counsel, each of Harken, Sub and the Company agrees to use its reasonable best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and to make effective the transactions contemplated by this Agreement and the Related Agreements, including the satisfaction of all conditions thereto, and shall use their reasonable best efforts to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or governmental or public bodies or authorities that are, in the opinion of either Harken, Sub and the Company, necessary or desirable in connection with the transactions contemplated by this Agreement and the Related Agreements, including, without limitation, filings and approvals to the extent required under the Delaware Statute, the securities, takeover or blue sky laws of the various states, the Securities Act, the regulatory laws of various states in which Harken, Sub and the Company conduct business, and consents and waivers required under any material contracts, agreements, leases, licenses or other documents to which Harken, Sub or the Company is a party. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and the Related Agreements, the proper officers or directors of Harken, Sub and the Company shall take such action.

         SECTION V.06. PUBLIC ANNOUNCEMENTS. Harken and the Company shall consult each other before issuing any press release or other public announcement regarding the Merger, and shall not issue any such press release or other public announcement without the consent of the other unless required by law, as advised by counsel, or by obligations pursuant to any listing agreement with any national securities exchange.

         SECTION V.07. AMEX QUOTATION. Harken shall prepare and submit a listing application covering the shares to be issued in the Merger Consideration for quotation on The American Stock Exchange as promptly as practicable after the date hereof.

         SECTION V.08. CHANGE OF CONTROL PAYMENTS. The "change of control" provisions of the employment agreements set forth in Section 3.14 of the Disclosure Schedule shall be paid by Harken at the Effective Time or, in lieu thereof, other payments as arranged with such persons employed pursuant to such employment agreements.

         SECTION V.09. DIRECTORS' AND OFFICERS' INSURANCE. Reference is hereby made to all provisions of the Restated Certificate of Incorporation and Bylaws of the Company and its Subsidiaries and all indemnification agreements between the Company or any Company Subsidiary and any director, officer, or employee of the Company which agreements are disclosed in Section 5.09 of the Disclosure Schedule that contemplate indemnification of directors, officers, and employees of the Company and its Subsidiaries (the "Company Indemnification Provisions"). From and after the Effective Time, the Surviving Corporation shall, and Harken shall cause the successor to the Surviving Corporation to, honor the Company's existing obligations to indemnify all present and former directors, officers, and employees of the Company and its Subsidiaries to the fullest extent called for by the Company Indemnification Provisions. The Surviving Corporation shall also advance expenses (including reasonable attorneys' fees), as reasonably incurred by such individuals to the fullest extent permitted by applicable law provided that if required by law such individual provides an undertaking to repay such advances if it is ultimately determined that such individual is not entitled to indemnification. The Company has purchased a "tail policy," the details of which are set forth in Section 5.09 of the Disclosure Schedule to provide the directors and officers of the Company with the coverage set forth therein.

         SECTION V.10. INVESTOR AGREEMENT. Harken shall have received an executed Agreement, a form of which is attached as Exhibit F, from each XPLOR Preferred Stockholder. In addition, the document shall include a waiver on the part of each holder of Preferred Stock, of such holders' rights pursuant to Article Ninth of the Certificate of Incorporation, including in particular,
Section 4.2 therein and each Preferred Stockholder shall hold harmless and indemnify Harken, Sub, the Company and its Subsidiaries from certain claims, obligations and liabilities as set forth therein.

         SECTION V.11. ISSUANCE OF SECURITIES. Without the prior written consent of the Company, Harken shall not issue or agree to issue any shares of capital stock (except upon the exercise of outstanding rights, options or warrants to purchase common stock in exchange for full payment), bonds or other corporate securities during the period between the date hereof and the Effective Time.

         SECTION V.12. BENEFIT PLANS AND RELATED MATTERS. (a) Harken shall take such actions as are necessary to fulfill the Company's severance obligations to its employees and to make available to former employees of the Company continued employee and welfare benefits after the Effective Time as required by COBRA or other applicable law.

         (b) Other than as set forth in Sections V.12(a) and (c) and subject to the provisions of Harken's policies and programs, any employee of the Company retained by Harken or its affiliates (at their sole and absolute discretion) after the Effective Time (each, a "Transferred Employee") shall be eligible to participate or eligible for accrual of benefits, vesting and contributions or accruals to be made or credited following the Effective Time under each of Harken's employee benefit plans, programs or arrangements available to all or substantially all of Harken's employees, subject to the terms upon which such plans allow new participation by Harken's employees. Each Transferred Employee shall be credited with the time-in-service that the employee accrued with the Company or its Subsidiaries.

         (c) Except as expressly provided in this Section V.12, Harken has no obligation to (i) make any contributions or accruals with respect to any period preceding the Effective Time, (ii) offer Transferred Employees the same or comparable employee plans or benefits as those offered by the Company, or (iii) assume any liability of the Company with respect to the Company's employee benefit plans or severance policy, accrued vacation or sick leave for the Company's employees, or the Company's employment of the Transferred Employees prior to the Effective Time. This Agreement is not intended to create and does not create any contractual or legal rights in or enforceable by any employee of the Company or upon any party other than the Company and Harken. Any oral or written communications to the employees of the Company prior to the Effective Time concerning the subject matter of this Section V.12 shall be approved in advance by the Company and Harken.

         SECTION V.13. RESIGNATIONS. The Company will procure from each director and officer of the Company and its Subsidiaries written resignation as of the Effective Time from each and every such position that such person holds with the Company or any of its Subsidiaries and the Company shall deliver such written resignation to Harken at Closing.


                                   ARTICLE VI

                       CONDITIONS TO HARKEN'S OBLIGATIONS

         All obligations of Harken to be discharged under this Agreement at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless waived in writing by Harken prior to or at the
Closing:

         SECTION VI.01. GOOD STANDING CERTIFICATES; SECRETARY'S CERTIFICATE. The Company shall have delivered to Harken (a) copies of the charter, including all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation of the Company and each of the Subsidiaries; (b) certificates from the Secretary of State or other appropriate official of the jurisdiction of incorporation to the effect that the Company and the Subsidiaries are in good standing or subsisting in such jurisdiction and listing all charter documents of the Company and the Subsidiaries on file; (c) a certificate from the Secretary of State or other appropriate official in each State in which the Company and the Subsidiaries are qualified to do business to the effect that the Company and the Subsidiaries are in good standing in such state; and (d) a certificate, dated as of the Closing Date and signed by the chief executive officer of XPLOR, which contains resolutions or written consents of the board of directors of XPLOR and the XPLOR Stockholders related to the approval of this Agreement and the Related Agreements.

         SECTION VI.02. NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall have been no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Company and its Subsidiaries taken as a whole that would or would be reasonably likely to have a Material Adverse Effect other than such change that affects Harken and the Company in a substantially similar manner and the Company shall have delivered to Harken a certificate, dated the Closing Date, to such effect. A change resulting from a change in the prices of oil and gas, stock market conditions, general economic conditions, or oil and gas industry conditions will not be deemed to be a material adverse change pursuant to this Section VI.02.

         SECTION VI.03. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement or in any schedule delivered pursuant hereto shall be true and correct in all material respects (except for such representations and warranties which are qualified by "material" or "Material Adverse Effect" which shall be true and correct) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except as expressly contemplated herein or in the schedules delivered pursuant to this Agreement, and the Company shall have delivered to Harken on the Closing Date a certificate, dated the Closing Date, to such effect.

         SECTION VI.04. PERFORMANCE OF AGREEMENTS. Each and all of the agreements of the Company to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and the Company shall have delivered to Harken a certificate, dated the Closing Date, to such effect.

         SECTION VI.05. NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, to the best knowledge of the Company, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Company shall have delivered to Harken a certificate, dated the Closing Date, to such effect.

         SECTION VI.06. APPROVALS. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received. No action or proceeding shall have been commenced or threatened seeking any injunction, restraining order or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the transaction contemplated herein.

         SECTION VI.07. INTRA-COMPANY DEBT. All indebtedness of the directors, officers and employees of the Company and the Subsidiaries to the Company and the Subsidiaries shall have been repaid in full except for intercompany receivables and payables in the ordinary course of business.

         SECTION VI.08. PROCEEDINGS. All proceedings to be taken by the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Harken and its counsel and Harken shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         SECTION VI.09. STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the XPLOR Stockholders in accordance with applicable law.

         SECTION VI.10. WARRANTS. All warrants to purchase capital stock of the Company shall have been terminated.

         SECTION VI.11. XPLOR SHAREHOLDER AGREEMENT. The Shareholder Agreement, dated as of July 29, 1998, by and among XPLOR Energy, Inc., XP Holdings, LLC, Trust Company of the West, TCW Debt and Royalty Fund VI, L.P., TCW Debt and Royalty Fund VIB, L.P., TCW DR VI Royalty Partnership, L.P., and the other shareholders named therein ( the "XPLOR Shareholders Agreement") shall be terminated and such agreement shall be of no further force or effect and no party thereto shall have any remaining rights or obligations thereunder as of the Effective Date.

         SECTION VI.12. EXPENSE REIMBURSEMENT AGREEMENT. The Expense Reimbursement Agreement, dated July 29, 1998, by and between the Company and Beacon Energy Management shall be terminated and such agreement shall be of no further force or effect and no party thereto shall have any remaining rights or obligations thereunder for services rendered after the Closing Date but the Surviving Corporation shall honor rights and obligations for reasonable expenses that may have arisen prior to such termination.

         SECTION VI.13. CREDIT AGREEMENT. The Amended and Restated Credit Agreement by and among XPLOR Energy SPV-I, Inc. and Christiania Bank OG Kreditkasse ASA and the other lenders party thereto shall have been amended or superseded by a new facility satisfactory to Harken and a written letter of the Lenders shall have been received stating that no default shall exist or come to exist as of the Closing Date.


                                   ARTICLE VII

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         All obligations of the Company to be discharged under this Agreement at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless waived pursuant to Section II.03 or in writing by the Company prior to or at the Closing:

         SECTION VII.01. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Harken and Sub contained in this Agreement or in any schedule delivered pursuant hereto shall be true and correct in all material respects (except for such representations and warranties which are qualified by "material" or "Material Adverse Effect" which shall be true and correct) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and Harken and Sub shall have delivered to the Company on the Closing Date a certificate, dated the Closing Date, to such effect.

         SECTION VII.02. APPROVALS. All governmental and all other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received. No action or proceeding shall have been commenced or threatened seeking any injunction, restraining order or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Merger.

         SECTION VII.03. NO MATERIAL ADVERSE CHANGE. Prior to the Effective Time, there shall have been no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of Harken on a consolidated basis that would or would be reasonably likely to have a Material Adverse Effect other than such change that affects Harken and the Company in a substantially similar manner and Harken shall have delivered to the Company a certificate, dated the Closing Date, to such effect. A change resulting from a change in the prices of oil and gas, stock market conditions, general economic conditions, or oil and gas industry conditions will not be deemed to be a material adverse change pursuant to this
Section VII.03.

         SECTION VII.04. NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, to the best knowledge of Harken, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Harken and Sub shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

         SECTION VII.05. PERFORMANCE OF AGREEMENTS. Each and all of the agreements of Harken and its officers and directors and Sub to be performed on or before the Closing Date pursuant to the terms hereof or the Agreements shall have been duly performed in all material respects, and Harken and Sub shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

         SECTION VII.06. PROCEEDINGS. All proceedings to be taken by Harken or Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel and the Company shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         SECTION VII.07. GOOD STANDING CERTIFICATES; SECRETARY'S CERTIFICATE. Harken and Sub shall have delivered to the Company (a) copies of the charter, including all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation of Harken and Sub; (b) certificates from the Secretary of State or other appropriate official of the jurisdiction of incorporation to the effect that Harken and Sub are in good standing or subsisting in such jurisdiction and listing all charter documents of Harken and Sub on file; and (c) a certificate of Harken dated as of the Effective Time and signed by an executive officer of Harken or Sub, as appropriate, which contains resolutions or written consents of the board of directors of Harken and Sub, as appropriate, related to the approval of this Agreement and the Related Agreements.

         SECTION VII.08. FAIRNESS OPINION. The Company shall have received a fairness opinion from Prudential Securities in form and substance satisfactory to the Company and its Board of Directors.


                                  ARTICLE VIII

                      SURVIVAL OF REPRESENTATIONS; RECOVERY

         SECTION VIII.01. NON-SURVIVAL OF REPRESENTATIONS. Except as set forth in the Investor Agreement and the terms of the securities issued as Merger Consideration, the representations, warranties, covenants and agreements of the Company, Harken and Sub set forth in this Agreement shall not survive the Merger contemplated hereby and shall expire at the Effective Time; provided, however, that the covenants of Harken set forth in Sections I.01(b), I.02, I.04, I.05, I.06, I.08, I.09, IV.10, V.05, V.07, V.08, V.09, V.12 and X.02, and Article VIII
shall survive the Merger contemplated hereby. Except as set forth in the Investor Agreement, in the absence of fraud, Harken, the Company, Sub, and the Surviving Corporation shall covenant and agree never to institute, directly or indirectly, any action or proceeding against the XPLOR Stockholders based upon or arising out of or in any manner related to, the breach of a representation, warranty, covenant or agreement contained in this Agreement.


                                   ARTICLE IX

                                     CLOSING

         SECTION IX.01. DELIVERIES AT THE CLOSING. Immediately following the satisfaction of the conditions set forth in Articles VI and VII hereof, the Company and Sub shall cause a Certificate of Merger to be filed in accordance with the provisions of the Delaware Statute, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

         SECTION IX.02. TIME AND PLACE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Harken Energy Corporation, 16285 Park Ten Place, Suite 600, Houston, Texas 77084, as soon as reasonably practicable after such time as the conditions set forth in Articles VI and VII shall have been satisfied or waived, or at such other place or at such other time as may be mutually agreed upon by Harken and the Company (the "Closing Date").

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION X.01. KNOWLEDGE. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and/or belief of the Company, Sub or Harken, each of the Company, Sub or Harken confirms that he or it, as the case may be, has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

         SECTION X.02. EXPENSES. The Parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers and engineers. Notwithstanding the foregoing, the XPLOR Preferred Stockholders shall pay all of their own and the Company's and its Subsidiaries' expenses (other than the fees of Prudential as set forth on Schedule 3.24, the cost to purchase the tail policy as set forth in Section 5.09 of the Disclosure Schedule and the cash payments referred to in Section V.08 (or other arrangements to be paid in cash in lieu thereof), which shall be paid by Harken) in connection with the transactions contemplated hereby.

         SECTION X.03. GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware without regard to the principles or conflicts of law applicable thereto.

         SECTION X.04. DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

         "Agreement" shall have the meaning set forth in the Introduction.

         "Appraisal Shares" shall have the meaning set forth in Section I.07.

         "Assets" shall have the meaning set forth in Section III.09.

         "Certificate of Merger" shall have the meaning set forth in Section
         I.02.

         "Clearance Notice" shall have the meaning set forth in Section I.09(d).

         "Closing" shall have the meaning set forth in Section IX.02.

         "Closing Date" shall have the meaning set forth in Section IX.02.

         "Common Stock" shall have the meaning set forth in Section I.01.

         "Company Indemnification Provisions" shall have the meaning set forth in Section V.09.

         "Delaware Statute" shall have the meaning set forth in Section I.01.

         "Demand Notice" shall have the meaning set forth in Section I.09.

         "Disclosure Book" means the binder labeled "XPLOR ENERGY, INC. Disclosure Book" dated August 10, 1999.

         "Effective Period" shall have the meaning set forth in Section I.09.

         "Effective Time" shall have the meaning set forth in Section I.02.

         "Environmental Law" means any applicable legal requirement which is in effect that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of; (e) protecting resources, species, or ecological amenities, including any "Wetlands" as defined in the Clean Water Act and the regulations promulgated thereunder; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" shall have the meaning set forth in Section III.22.

         "Evaluated Properties" shall have the meaning set forth in Section III.10.

         "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by any of the Company or its Subsidiaries and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any of the Company or its Subsidiaries.

         "FERC" shall have the meaning set forth in Section III.12.

         "Financial Statements" shall have the meaning set forth in Section III.06.

         "Harken" shall have the meaning set forth in the Introduction.

         "Harken Assets" shall have the meaning set forth in Section IV.15.

         "Harken Common Stock" shall have the meaning set forth in Section I.01.

         "Harken Independent Engineering Report" shall have the meaning set forth in Section IV.16.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to Persons or property on or off the Facilities, or that may affect the value of the Facilities or any of the Company and its Subsidiaries.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos containing materials.

         "Independent Engineering Report" shall have the meaning set forth in
         Section III.10.

         "Insured Parties" shall have the meaning set forth in Section V.09.

         "Internal Engineering Report" shall have the meaning set forth in
         Section III.10.

         "Interests" shall have the meaning set forth in Section III.11.

         "Land" shall have the meaning set forth in Section III.11.

         "Leases" shall have the meaning set forth in Section III.11.

         "June Balance Sheet" shall have the meaning set forth in Section
         III.06.

         "Material Adverse Effect" shall mean a material adverse effect on the business, results of operation or financial condition of XPLOR and the Subsidiaries (as hereinafter defined) or Harken and its subsidiaries, as the case may be, taken as a whole, but not including effects that are applicable to XPLOR and the Subsidiaries or Harken and its subsidiaries, as the case may be, resulting from market conditions generally in the oil and gas industry.

         "Material Contracts" shall have the meaning set forth in Section
         III.14.

         "Merger" shall have the meaning set forth in Section I.01(a).

         "Merger Consideration" shall have the meaning set forth in Section
         I.04.

         "Merger Shares" shall have the meaning set forth in Section I.04.

         "Occurrence Notice" shall have the meaning set forth in Section
         I.09(d).

         "Permits" shall have the meaning set forth in Section III.12(g).

         "Permitted Encumbrances" Permitted Encumbrances shall mean (i) royalties, overriding royalties, reversionary interests and similar burdens if the cumulative effect of such burdens does not and will not reduce the net revenue interest with respect to a well or property below the net revenue interest shown in the Independent Engineering Report or increase the working interest with respect to such well or property above the working interest shown in the Independent Engineering Report; (ii) the terms and conditions of all leases, servitudes, production sales contracts, division orders, contracts for sale, purchase, exchange, refining or processing of hydrocarbons, unitization and pooling designations, declarations, orders and agreements, operating agreements, agreements of development, area of mutual interest agreements, farmout agreements, gas balancing or deferred production agreements, processing agreements, plant agreements, pipeline, gathering and transportation agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements including, without limitation, the terms and conditions of any and all contracts and agreements set forth in the Independent Engineering Report covering production sales contracts and all other contracts and agreements disclosed in schedules to this Agreement, to the extent that such contracts and agreements do not and will not reduce the net revenue interest of any well or property included in the Interests (as defined in Section III.09) below the net revenue interest shown in the Independent Engineering Report or increase the working interest with respect to such well or property above the working interest shown in the Independent Engineering Report without a proportionate increase in the net revenue interest with respect to such well or property; (iii) easements, rights of way, servitudes, permits, surface leases and other rights with respect to surface obligations, pipelines, grazing, canals, ditches, reservoirs, or the like, conditions, covenants or other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any of the Interests, so long as they are not such that would have a material adverse effect on such Interest; (iv) any preferential purchase rights, required third party consents to assignment and similar agreements and obligations applicable to the transactions contemplated hereby with respect to which prior to the Effective Time
         (A) waivers or consents have been obtained from the appropriate person, or (B) the applicable period of time for asserting such rights has expired without any exercise of such rights; (v) liens for Taxes (as defined in Section III.15) or assessments not yet delinquent or being protested in good faith by appropriate action brought in the normal course; (vi) materialmen's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar liens or charges arising in the ordinary course of business (A) if they have not been filed pursuant to law, (B) if filed, they have not yet become due and payable or payment is being withheld as provided by law or (C) if their validity is being contested in good faith in the ordinary course of business by appropriate action; (vii) approvals that are ministerial in nature and are customarily obtained from governmental authorities after the Effective Time in connection with transactions of the same nature as are contemplated hereby; (viii) conventional rights of reassignment arising in respect of abandonment, cessation of production or expiration of leases; (ix) all rights reserved to or vested in any governmental authority to control or regulate any of the Interests in any manner, and all applicable laws, rules and orders of governmental authorities; (x) any other liens, charges, encumbrances, contracts, agreements, instruments, obligations, effects or irregularities of any kind whatsoever that would not have a Material Adverse

         Effect; and (xi) overriding royalties pursuant to the Company's overriding royalty incentive plan, whether oral or written, as specifically described in the Disclosure Book. In addition, any overriding royalties that have not been assigned of record as of December 31, 1999, are set forth in Section 3.32 of the Disclosure Schedule.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

         "Piggyback Notice" shall have the meaning set forth in Section I.10.

         "Plans" shall have the meaning set forth in Section III.22.

         "Preferred Stock" shall have the meaning set forth in Section I.01.

         "Related Agreements" shall have the meaning set forth in Section
         III.03.

         "Registrable Securities" shall have the meaning set forth in Section I.10.

         "Registration Statement" shall have the meaning set forth in Section I.10.

         "SEC" shall have the meaning set forth in Section I.10.

         "SEC Reports" shall have the meaning set forth in Section IV.09.

         "Securities Act" shall have the meaning set forth in Section III.15.

         "Selling Stockholder" shall have the meaning set forth in Section I.10.

         "Shares" shall have the meaning set forth in Section I.04(c).

         "Sub" shall have the meaning set forth in the Introduction.

         "Subsidiaries" shall have the meaning set forth in Section III.05.

         "Surviving Corporation" shall have the meaning set forth in Section
         I.01.

         "Taxes" shall have the meaning set forth in Section III.17.

         "Tax Return" shall have the meaning set forth in Section III.17.

         "TCW Investors" shall have the meaning set forth in Section I.09(a).

         "TCW Registrable Securities" shall have the meaning set forth in
         Section I.09(a).

         "Transferred Employee" shall have the meaning set forth in Section
         V.12.

         "XP Holdings Group" shall have the meaning as set forth in Section I.09(a).

         "XP Registrable Securities" shall have the meaning as set forth in
         Section I.09(a).

         "XPLOR" or "Company" shall have the meaning set forth in the Introduction.

         "XPLOR Agreements" shall have the meaning set forth in Section
         III.11(a).

         "XPLOR Common Stockholder" shall have the meaning set forth in Section I.01

         "XPLOR Stock Certificates" shall have the meaning set forth in Section I.04(c).

         "XPLOR Preferred Stockholder" shall have the meaning set forth in
         Section I.01.

         "XPLOR Stockholder" or "XPLOR Stockholders" means the XPLOR Preferred Stockholders and the XPLOR Common Stockholders.

         "XPLOR 401(k) Plan" shall have the meaning set forth in Section V.12.

         "Warrants" shall have the meaning set forth in Section I.04.

         "Well" or "Wells" shall have the meaning set forth in Section III.11.

         "1934 Act" shall have the meaning set forth in Section IV.09.

         SECTION X.05. CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to an Article or Section, when used without further attribution, shall refer to Articles or Sections of this Agreement.

         SECTION X.06. PUBLICITY. Except as otherwise required by law and the rules and regulations of The American Stock Exchange, none of the Parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Harken and the Company to the contents and the manner of presentation and publication thereof.

         SECTION X.07. NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by overnight courier or by registered or certified mail, postage prepaid, addressed as follows or by facsimile transmission to the number set forth below:

         If to the Company:

         XPLOR Energy, Inc.
         10200 Grogans Mill Road, Suite 500
         The Woodlands, Texas 77380
         Attention: Steven W. Nance
         Facsimile: (281) 364-3759

         With a copy to:

         King & Spalding
         1100 Louisiana, Suite 3300
         Houston, Texas 77002
         Attention: Nancy A. Chafin
         Facsimile: (713) 751-3290

         If to Harken or Sub:

         Harken Energy Corporation
         16285 Park Ten Place, Suite 600
         Houston, Texas  77084
         Attention: Larry E. Cummings
         Facsimile: (281) 717-1400

         With a copy to:

         Baker & McKenzie
         1200 Smith Street, Suite 1200
         Houston, Texas 77002
         Attention: Amar Budarapu
         Facsimile: (713) 427-5099

or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered or mailed.

         SECTION X.08. PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and assigns.

         SECTION X.09. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         SECTION X.10. ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the Parties hereto with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings between the Parties with respect to such subject matter. All exhibits and schedules referred to herein and attached hereto are incorporated herein by reference.

         SECTION X.11. AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by Harken, Sub and the Company.

         SECTION X.12. SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         SECTION X.13. THIRD PARTY BENEFICIARIES. Each Party hereto intends that except for the provisions of Articles I and VIII (the last sentence thereof) and Sections V.08, V.09, and V.10, this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the Parties hereto.

         SECTION X.14. TERMINATION OF AGREEMENT. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned only in the following manner:

         (a) by the mutual written consent of the Board of Directors of Harken and the Company at any time prior to the Closing; or

         (b) by Harken, Sub or the Company if the Closing shall not have occurred on or before September 30, 1999; provided, however, that the right to terminate this Agreement under this Section X.14(b) shall not be available to any Party whose failure to fulfill any obligation, covenant or condition under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

         (c) by Harken, Sub or the Company, at any time prior to the Closing, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

         (d) By Harken or Sub if any condition set forth in Article VI could not be satisfied on or prior to September 30, 1999, unless such failure shall have been caused by or resulted from the failure of Harken or Sub to perform in any material respect any material covenant or agreement of either of them set forth in this Agreement or the material breach by Harken or Sub of any material representation or warranty of either of them set forth in this Agreement; or

         (e) By the Company if any condition set forth in Article VII could not be satisfied on or prior to September 30, 1999, unless such failure shall have been caused by or resulted from the failure of the Company to perform in any material respect any material covenant or agreement of it contained in this Agreement or the material breach by the Company of any material representation or warranty of it contained in this Agreement.

         SECTION X.15. PROCEDURE FOR TERMINATION. In the event of the termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the Parties pursuant to Section X.14 hereof, written notice thereof shall forthwith be given to the other Party specifying the provision hereof pursuant to which such termination is made and this Agreement and the transactions contemplated by this Agreement shall be abandoned and, all obligations except for the provisions of the third sentence of Section V.03,
Section V.07 and this Section X.15 of this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective directors, officers, employees, agents, consultants or stockholders. If this Agreement is terminated as provided herein:

         (a) Each Party shall redeliver or destroy all documents, work papers and other materials of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the Party furnishing the same; and

         (b) All information received by any Party hereto with respect to the business of the other Party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such Party to the detriment of the Party furnishing such information.

         SECTION X.16. SCHEDULES. The disclosure made in any Section of the Disclosure Schedule with respect to any representation and warranty shall be deemed to be made with respect to any other representation and warranty which requires the same or similar disclosure to the extent that the subject matter of such disclosure to one applies to another representation and warranty.

         SECTION X.17. CONSPICUOUS DISCLAIMERS. THE PARTIES AGREE THAT TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES AND OTHER MATTERS CONTAINED IN THIS AGREEMENT ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE, OR ORDER.

         IN WITNESS WHEREOF, Harken, Sub, and the Company have executed this Agreement to be effective as of the day and year first above written.


                                              HARKEN ENERGY CORPORATION


                                              ----------------------------------
                                              Name:
                                              Title:


                                              XEI ACQUISITION CORP.


                                              ----------------------------------
                                              Name:
                                              Title:


                                              XPLOR ENERGY, INC.


                                              ----------------------------------
                                              Name:
                                              Title: